EXHIBIT 4.1

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                          UNISOURCE ENERGY CORPORATION,

                                    AS ISSUER

                                _________________

                              THE BANK OF NEW YORK


                                   AS TRUSTEE

                                _________________

                   $150,000,000 AGGREGATE PRINCIPAL AMOUNT OF

                     4.50% CONVERTIBLE SENIOR NOTES DUE 2035


                                _________________

                                    INDENTURE
                                _________________


                            DATED AS OF MARCH 1, 2005



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                                TABLE OF CONTENTS


                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1      Definitions..................................................1
Section 1.2      Other Definitions............................................6
Section 1.3      Trust Indenture Act Provisions...............................7
Section 1.4      Rules of Construction........................................8

                                    ARTICLE 2
                                 THE SECURITIES

Section 2.1      Form and Dating...............................................8
Section 2.2      Execution and Authentication.................................10
Section 2.3      Registrar, Paying Agent, Conversion Agent and Bid
                 Solicitation Agent...........................................10
Section 2.4      Paying Agent to Hold Money and Securities in Trust...........11
Section 2.5      Securityholder Lists.........................................12
Section 2.6      Transfer and Exchange........................................12
Section 2.7      Replacement Securities.......................................13
Section 2.8      Outstanding Securities.......................................14
Section 2.9      Treasury Securities..........................................14
Section 2.10     Temporary Securities.........................................14
Section 2.11     Cancellation.................................................15
Section 2.12     Legend; Additional Transfer and Exchange Requirements........15
Section 2.13     CUSIP Numbers................................................21
Section 2.14     Ranking......................................................22
Section 2.15     Persons Deemed Owners........................................22

                                    ARTICLE 3
                                   REDEMPTION

Section 3.1      The Company's Right to Redeem; Notice to Trustee.............22
Section 3.2      Selection of Securities to be Redeemed.......................23
Section 3.3      Notice of Redemption.........................................23
Section 3.4      Effect of Notice of Redemption...............................24
Section 3.5      Deposit of Redemption Price..................................24
Section 3.6      Securities Redeemed in Part..................................25
Section 3.7      Repayment to the Company.....................................25

                                    ARTICLE 4
                                  OPTIONAL PUT

Section 4.1      Optional Put.................................................25
Section 4.2      Effect of Purchase Notice....................................27
Section 4.3      Deposit of Purchase Price....................................28
Section 4.4      Securities Purchased in Part.................................28
Section 4.5      Repayment to the Company.....................................29


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Section 4.6      Compliance with Securities Laws Upon Purchase of
                 Securities...................................................29

                                    ARTICLE 5
                       PUT OPTION UPON FUNDAMENTAL CHANGE

Section 5.1      Purchase of Securities at Option of the Holder upon a
                 Fundamental Change...........................................29
Section 5.2      Effect of Fundamental Change Purchase Notice.................34
Section 5.3      Deposit of Fundamental Change Purchase Price.................35
Section 5.4      Securities Purchased in Part.................................35
Section 5.5      Repayment to the Company.....................................35
Section 5.6      Compliance with Securities Laws upon Purchase of
                 Securities...................................................36

                                    ARTICLE 6
                               MAKE-WHOLE PREMIUM

Section 6.1      Make-Whole Premium...........................................36

                                    ARTICLE 7
                                   CONVERSION

Section 7.1      Conversion Privilege.........................................40
Section 7.2      Conversion Procedure.........................................41
Section 7.3      Fractional Shares............................................42
Section 7.4      Taxes on Conversion..........................................42
Section 7.5      Company to Provide Stock.....................................42
Section 7.6      Adjustment of Conversion Rate................................43
Section 7.7      No Adjustment................................................48
Section 7.8      Other Adjustments............................................48
Section 7.9      Notice of Adjustment.........................................48
Section 7.10     Notice of Certain Transactions...............................49
Section 7.11     Effect of Reclassification, Consolidation, Merger or
                 Sale on Conversion Privilege.................................49
Section 7.12     Trustee's Disclaimer.........................................50
Section 7.13     [Reserved]...................................................51
Section 7.14     [Reserved]...................................................51
Section 7.15     Effect of Conversion; Conversion After Record Date...........51
Section 7.16     Reserved.....................................................51

                                    ARTICLE 8
                               CONTINGENT INTEREST

Section 8.1      Contingent Interest..........................................51
Section 8.2      Payment of Contingent Interest; Contingent Interest
                 Rights Preserved.............................................52


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                                    ARTICLE 9
                                    COVENANTS

Section 9.1      Payment of Securities........................................52
Section 9.2      Reports and Certain Information..............................52
Section 9.3      Compliance Certificates......................................53
Section 9.4      Maintenance of Corporate Existence...........................53
Section 9.5      Stay, Extension and Usury Laws...............................53
Section 9.6      Maintenance of Office or Agency of the Trustee,
                 Registrar, Paying Agent and Conversion Agent.................54
Section 9.7      Notice of Default............................................54

                                   ARTICLE 10
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 10.1     Company May Consolidate, Etc., Only on Certain Terms.........54
Section 10.2     Successor Substituted........................................55

                                   ARTICLE 11
                              DEFAULT AND REMEDIES

Section 11.1     Events of Default............................................55
Section 11.2     Acceleration.................................................57
Section 11.3     Other Remedies...............................................57
Section 11.4     Waiver of Defaults and Events of Default.....................57
Section 11.5     Control by Majority..........................................58
Section 11.6     Limitations on Suits.........................................58
Section 11.7     Rights of Holders to Receive Payment and to Convert..........59
Section 11.8     Collection Suit by Trustee...................................59
Section 11.9     Trustee May File Proofs of Claim.............................59
Section 11.10    Priorities...................................................59
Section 11.11    Undertaking for Costs........................................60

                                   ARTICLE 12
                                     TRUSTEE

Section 12.1     Certain Duties and Responsibilities of Trustee...............60
Section 12.2     Certain Rights of Trustee....................................61
Section 12.3     Trustee Not Responsible for Recitals or Issuance
                 or Securities................................................63
Section 12.4     May Hold Securities..........................................63
Section 12.5     Moneys Held in Trust.........................................63
Section 12.6     Compensation and Reimbursement...............................63
Section 12.7     Reliance on Officer's Certificate............................64
Section 12.8     Disqualification; Conflicting Interests......................64
Section 12.9     Corporate Trustee Required; Eligibility......................64
Section 12.10    Resignation and Removal; Appointment of Successor............65
Section 12.11    Acceptance of Appointment By Successor.......................66


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Section 12.12    Merger, Conversion, Consolidation or Succession
                 to Business..................................................67
Section 12.13    Preferential Collection of Claims Against the Company........67
Section 12.14    Notice of Defaults...........................................67

                                   ARTICLE 13
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 13.1     Without Consent of Holders...................................68
Section 13.2     With Consent of Holders......................................68
Section 13.3     Compliance with Trust Indenture Act..........................70
Section 13.4     Revocation and Effect of Consents............................70
Section 13.5     Notation on or Exchange of Securities........................70
Section 13.6     Trustee to Sign Amendments, Etc..............................70
Section 13.7     Effect of Supplemental Indentures............................70

                                   ARTICLE 14
                                  TAX TREATMENT

Section 14.1     Tax Treatment................................................71

                                   ARTICLE 15
                           SATISFACTION AND DISCHARGE

Section 15.1     Satisfaction and Discharge of the Indenture..................72
Section 15.2     Repayment to the Company.....................................72

                                   ARTICLE 16
                                  MISCELLANEOUS

Section 16.1     Trust Indenture Act Controls.................................73
Section 16.2     Notices......................................................73
Section 16.3     Communications by Holders with Other Holders.................74
Section 16.4     Certificate and Opinion as to Conditions Precedent...........74
Section 16.5     Record Date for Vote or Consent of Securityholders...........74
Section 16.6     Rules by Trustee, Paying Agent, Registrar and
                 Conversion Agent.............................................75
Section 16.7     Legal Holidays...............................................75
Section 16.8     Governing Law................................................75
Section 16.9     No Adverse Interpretation of Other Agreements................75
Section 16.10    No Recourse Against Others...................................75
Section 16.11    Successors...................................................75
Section 16.12    Multiple Counterparts........................................75
Section 16.13    Separability.................................................76
Section 16.14    Calculations in Respect of the Securities....................76
Section 16.15    Table of Contents, Headings, Etc.............................76


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                             CROSS-REFERENCE TABLE*

TIA INDENTURE SECTION                                              SECTION
---------------------                                              -------
Section 310(a)(1)..................................................12.10
(a)(2).............................................................12.10
(a)(3).............................................................N.A.**
(a)(4).............................................................N.A.
(a)(5).............................................................12.10
(b)................................................................11.8; 11.10
(c)................................................................N.A.
Section 311(a).....................................................12.11
(b)................................................................12.11
(c)................................................................N.A.
Section 312(a).....................................................2.5
(b)................................................................16.3
(c)................................................................16.3
Section 313(a).....................................................13
(b)(1).............................................................N.A.
(b)(2).............................................................13
(c)................................................................12.1; 16.2
(d)................................................................12.6
Section 314(a).....................................................9.2; 9.3; 2.2
(b)................................................................N.A.
(c)(1).............................................................16.4(a)
(c)(2).............................................................16.4(a)
(c)(3).............................................................N.A.
(d)................................................................N.A.
(e)................................................................16.4(b)
(f)................................................................N.A.
Section 315(a).....................................................12.1(b)
(b)................................................................12.5; 13.2
(c)................................................................12.1(a)
(d)................................................................12.2(c)
(e)................................................................11.11
Section 316(a)(last sentence)......................................2.10
(a)(1)(A)..........................................................11.5
(a)(1)(B)..........................................................11.4
(a)(2).............................................................N.A.
(b)................................................................11.7
(c)................................................................16.5
Section 317(a)(1)..................................................11.8
(a)(2).............................................................11.9
(b)                                                                2.4

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*   Cross-Reference Table shall not, for any purpose, be deemed a part of this
    Indenture.
**  N.A. means Not Applicable.


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     THIS INDENTURE, dated as of March 1, 2005 is between UniSource Energy
Corporation, an Arizona corporation (the "COMPANY"), and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE").

     In consideration of the premises and the purchase of the Securities by the Holders thereof, the parties hereto agree as follows for the benefit of the others and for the equal and ratable benefit of the Holders of the Securities.

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1   Definitions

     "ADDITIONAL INTEREST" has the meaning set forth in Section 5(a) of the Registration Rights Agreement. Unless the context otherwise requires, all references herein or in the Securities to "interest" accrued or payable as of any date shall include, without duplication, any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "AGENT" means any Registrar, Paying Agent, Bid Solicitation Agent or Conversion Agent.

     "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

     "APPLICABLE STOCK PRICE" on a Trading Day means the Volume-Weighted Average Price per share of Common Stock (or any security into which the Common Stock has been converted in connection with a Fundamental Change) on such Trading Day; provided, however, that if such Volume-Weighted Average Price is not available, the "Applicable Stock Price" means the market value per share of the Common Stock on such Trading Day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

     "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of such board of directors.

     "BUSINESS DAY" means each day that is not a Legal Holiday.

     "CALCULATION AGENT" means the calculation agent from time to time appointed by the Company pursuant to Section 6.1(e).


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     "CASH" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

     "CERTIFICATED SECURITY" means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 4 thereof.

     "CLOSING SALE PRICE" of the Common Stock on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices) on such Trading Day as reported in composite transactions for the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation system ("Nasdaq") or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which such Common Stock is then traded. In the absence of a quotation, the Closing Sale Price shall be such price as the Company shall reasonably determine as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of such Common Stock.

     "COMMON STOCK" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 7.11, however, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "COMPANY" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Company.

     "CONTINGENT INTEREST" means all amounts to be paid pursuant to Article 8. All references herein or in the Securities to interest accrued or payable as of any date shall include, without duplication, any Contingent Interest, if any, accrued or payable as of such date.

     "CONVERSION PRICE" means, at any time, an amount equal to $1,000 divided by the Conversion Rate in effect at such time.

     "CONVERSION RATE" means initially 26.6667 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.


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     "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at The Bank of New York, Corporate Trust Division, 101 Barclay Street, Floor 8W, New York, New York 10286.

     "DEFAULT" or "DEFAULT" means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

     "EXCHANGE ACT" means the United States Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     "EXISTING RIGHTS PLAN" means the Rights Agreement, dated as of March 5, 1999, between the Company and The Bank of New York, as the same may be amended from time to time.

     "FINAL MATURITY DATE" means March 1, 2035.

     "GAAP" means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time and consistently applied.

     "GLOBAL SECURITY" means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

     "HOLDER" or "SECURITYHOLDER" means the person in whose name a Security is registered on the Registrar's books.

     "INDENTURE" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

     "INITIAL PURCHASERS" means the purchasers listed in the Purchase Agreement, for which Credit Suisse First Boston LLC is the Representative.

     "INTEREST PAYMENT DATE" has the meaning set forth in the Securities.

     "INTEREST PAYMENT RECORD DATE" has the meaning set forth in the Securities.

     "NOTE PRICE" means, on a date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Bid Solicitation Agent for $10,000,000 principal amount of Securities at approximately 4:00 p.m., New York City time, on such date from three unaffiliated securities dealers selected by the Company as securities dealers it believes to be willing to bid for the Securities; provided, however,


                                       3
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that if at least three such bids are not obtained by the Bid Solicitation Agent, or if, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Note Price shall equal the then applicable Conversion Rate multiplied by the average of the Applicable Stock Price of the Common Stock for the last five Trading Days ending on such date (which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a resolution of the Board of Directors), to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the "ex" date of such event occurs, at any time during such five consecutive Trading Days).

     "OFFERING CIRCULAR" means the Confidential Offering Circular dated February 24, 2005, relating to the Securities.

     "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice President of such Person.

     "OFFICER'S CERTIFICATE" means a certificate signed by at least one Officer of the Company; provided, however, that for purposes of Section 7.11 and Section 9.3, "Officer's Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company.

     "OPINION OF COUNSEL" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

     "PERSON" or "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

     "PURCHASE AGREEMENT" means that certain Purchase Agreement, dated February 23, 2005 and effective February 24, 2005, between the Company and the Initial Purchasers.

     "REDEMPTION DATE" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of March 1, 2005, between the Company and the Initial Purchasers.

     "RESTRICTED CERTIFICATED SECURITY" means a Certificated Security that is a Restricted Security.

     "RESTRICTED GLOBAL SECURITY" means a Global Security that is a Restricted Security.

     "RESTRICTED SECURITY" means a Security required to bear the Restricted Legend called for by footnote 2 to the form of Security set forth in Exhibit A of this Indenture.


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     "RULE 144" means Rule 144 under the Securities Act or any successor to such
Rule, as it may be amended from time to time.

     "RULE 144A" means Rule 144A under the Securities Act or any successor to such Rule, as it may be amended from time to time.

     "SEC" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture the SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

     "SECURITY" or "SECURITIES" means the Company's 4.50% Convertible Senior Notes due 2035, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.

     "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     "SECURITIES CUSTODIAN" means the Trustee, as custodian with respect to the Global Securities, or any successor thereto.

     "SUBSIDIARY" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the outstanding Voting Stock (as defined in Section 5.1) or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof, or persons performing similar functions, is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

     "TIA" means the United States Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

     "TRADING DAY" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the Nasdaq or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which such Common Stock is then traded.

     "TRUSTEE" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "TRUST OFFICER" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.


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     "UNRESTRICTED CERTIFICATED SECURITY" means a Certificated Security that is not a Restricted Security.

     "UNRESTRICTED GLOBAL SECURITY" means a Global Security that is not a Restricted Security.

     "VICE PRESIDENT" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     The "VOLUME-WEIGHTED AVERAGE PRICE," on any Trading Day, means such price per share of Common Stock in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day as displayed under the heading "Bloomberg VWAP" on Bloomberg (or any successor service) page UNS [equity] AQR (or any successor page).

     Section 1.2   Other Definitions.

 TERM                                                                 SECTION
 ----                                                                 -------
"Additional Premium"..................................................6.1(a)
"Additional Premium Table"............................................6.1(b)
"Agent Members".......................................................2.1(d)
"Aggregate Amount"....................................................7.6(e)
"Average Note Price"..................................................8.1
"Bankruptcy Law"......................................................11.1
"BCF Conversion Rate" ................................................7.6(d)
"Beneficial Owner"....................................................5.1(a)
"Bid Solicitation Agent"..............................................2.3
"Capital Stock".......................................................7.6(c)
"Company Order" ......................................................2.2(d)
"Contingent Debt Regulations".........................................15
"Contingent Interest Period"..........................................8.1
"Continuing Directors"................................................7.6(c)
"Conversion Agent"....................................................2.3
"Conversion Date".....................................................7.2(a)
"Conversion Notice"...................................................7.2(a)
"Current Market Price"................................................7.6(f)
"Custodian"...........................................................11.1
"Determination Date"..................................................8.1
"Depositary"..........................................................2.1(b)
"Effective Date"......................................................6.1(b)
"Effective Notice Date"...............................................6.1(a)
"Event of Default"....................................................11.1
"Excess Amount".......................................................7.6(d)
"'ex' date"...........................................................7.6(f)
"Existing Dividend Rate" .............................................7.6(d)
"Existing Shareholders"...............................................5.1(a)
"Expiration Date".....................................................7.6(e)


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 TERM                                                                 SECTION
 ----                                                                 -------

"Expiration Time".....................................................7.6(e)
"Fundamental Change"..................................................5.1(a)
"Fundamental Change Company Notice"...................................5.1(a)(11)
"Fundamental Change Purchase Date"....................................5.1(a)
"Fundamental Change Purchase Notice"..................................5.1(c)
"Fundamental Change Purchase Price"...................................5.1(a)
"Legal Holiday".......................................................16.7
"Make-Whole Premium"..................................................6.1(b)
"Nasdaq"..............................................................1.1
"Notice of Default"...................................................11.1
"Paying Agent"........................................................2.3
"Purchase Date".......................................................4.1(a)
"Purchase Notice".....................................................4.1(c)
"Purchase Price"......................................................4.1(a)
"Purchased Shares"....................................................7.6(e)
"QIB" or "QIBs".......................................................2.1(b)
"Redemption Price"....................................................3.1
"Register"............................................................2.3
"Registrar"...........................................................2.3
"Restricted Legend"...................................................2.12(f)
"Stock Price".........................................................6.1(b)
"Stock Price Cap".....................................................6.1(b)
"Stock Price Threshold"...............................................6.1(b)
"TEP".................................................................11.1
"Trigger Event".......................................................7.6(c)
"Triggering Distribution".............................................7.6(c)
"Underlying Shares"...................................................7.6(b)

     Section 1.3   Trust Indenture Act Provisions

     Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the TIA. The following TIA terms used in this Indenture have the following meanings:

     "COMMISSION" means the SEC.

     "INDENTURE SECURITIES" means the Securities;

     "INDENTURE SECURITY HOLDER" means a Securityholder;

     "INDENTURE TO BE QUALIFIED" means this Indenture;

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

     "OBLIGOR" on the indenture securities means the Company and any successor obligor on the Securities.

     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     Section 1.4 Rules of Construction

     Unless the context otherwise requires:

     (a)  a term has the meaning assigned to it herein;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) words in the singular include the plural, and words in the plural include the singular;

     (d)  provisions apply to successive events and transactions;

     (e) the term "merger" includes a statutory share exchange and the term "merged" has a correlative meaning;

     (f)  the masculine gender includes the feminine and the neuter;

     (g) references to agreements and other instruments include subsequent amendments thereto;

     (h) references to "interest" include Contingent Interest and Additional Interest;

     (i) "herein," "hereof," "hereunder," hereinafter" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

     (j) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or Section, as the case may be, of this Indenture.

                                   ARTICLE 2
                                 THE SECURITIES

     Section 2.1   Form and Dating

     (a) The Securities and the corresponding Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

     The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, to the extent permitted by applicable law, if any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Restricted Global Securities. All of the Securities are initially being resold by the Initial Purchasers to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually, each a "QIB") in reliance on Rule 144A and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (such depositary, or any successor thereto, being hereinafter referred to as the "DEPOSITARY"), and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Indenture.

     (c) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities, in each case in accordance with this Indenture. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof, or otherwise in accordance with this Indenture, and shall be made on the records of the Trustee and the Depositary.

     The Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver in accordance with Section 2.2, initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (ii) shall be delivered by the Trustee to the Depositary or to the Securities Custodian pursuant to the Depositary's instructions and (iii) shall bear legends required for Global Securities as set forth in Exhibit A hereto.

     (d) Book Entry Provisions. Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or such nominee, as the case may be, or (B) impair, as between the Depositary and its Agent Members, the Applicable Procedures or the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (e) Certificated Securities. Certificated Securities will be issued only under the circumstances provided in Section 2.12(a)(i).

     Section 2.2   Execution and Authentication

     (a) A duly authorized Officer of the Company shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.

     (b) If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     (c) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     (d) The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of $150,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a "COMPANY ORDER"). The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000 except as provided in
Section 2.7.

     (e) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

     Section 2.3 Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent

     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Securities may be presented for redemption, purchase or payment ("PAYING AGENT"), an office or agency where Securities may be presented for conversion ("CONVERSION AGENT") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall also appoint a bid solicitation agent ("BID SOLICITATION AGENT") and may at any time replace any appointed Bid Solicitation

Agent with a successor. The Registrar shall keep a register of the Securities ("REGISTER") and of their transfer and exchange.

     The Company may have one or more co-registrars, one or more additional paying agents, one or more additional conversion agents and one or more additional bid solicitation agents. The term "Registrar" includes any co-registrar, including any named pursuant to Section 9.6. The term Paying Agent includes any additional paying agent, including any named pursuant to Section
9.6. The term "Conversion Agent" includes any additional conversion agent, including any named pursuant to Section 9.6. The term "Bid Solicitation Agent" includes any additional bid solicitation agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent. None of the Company or any Affiliate of the Company may act as Bid Solicitation Agent.

     The Company hereby initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent in connection with the Securities.

     Section 2.4   Paying Agent to Hold Money and Securities in Trust

     Prior to 1:00 p.m., New York City time, on each due date of payments in respect of, or delivery of Common Stock, cash or other consideration, or any combination thereof, as applicable and as provided herein, upon conversion of, any Security, the Company shall deposit with the Paying Agent cash (in immediately available funds if deposited on the due date) and/or with the Conversion Agent such number of shares of Common Stock and/or other consideration sufficient to make such payments or deliveries when so becoming due. The Company shall require each Paying Agent or Conversion Agent, as applicable (other than the Trustee), to agree in writing that such Agent shall hold in trust for the benefit of Securityholders or the Trustee all cash, Common Stock and/or other consideration, as applicable, held by such Agent for the making of payments or deliveries in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment or delivery. If the Company or an Affiliate of the Company acts as Paying Agent or Conversion Agent, as applicable, it shall segregate the cash, Common Stock and other consideration, as applicable, held by it as Paying Agent or Conversion Agent, as applicable, and hold it as a separate trust fund.

     The Company at any time may require a Paying Agent or Conversion Agent, as applicable, to pay all cash, Common Stock or other consideration, as applicable, held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to the Paying Agent or the Conversion Agent, as applicable, require such Paying Agent or Conversion Agent, as applicable, to pay forthwith to the Trustee all cash, Common Stock or other consideration, as applicable, so held in trust by such Paying Agent or

Conversion Agent. Upon doing so, the Paying Agent or the Conversion Agent, as applicable, shall have no further liability for such cash, Common Stock or other consideration, as applicable.

     Section 2.5   Securityholder Lists

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably request the names and addresses of the Securityholders.

     Section 2.6   Transfer and Exchange

     (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall, if such Security is a Certificated Security, be duly endorsed or accompanied by an assignment form, in the form included in Exhibit A attached hereto and, if applicable, a transfer certificate, in the form included in Exhibit B attached hereto, and in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto, other than exchanges pursuant to Section 2.10, Section 13.5,
Article 3, Article 4, Article 5 or Article 7 not involving any transfer.

     Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities for a period of 15 days preceding any mailing of a notice of Securities to be redeemed, (ii) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion thereof not to be redeemed) or (iii) any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice or Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

     (b) Any Registrar appointed pursuant to Section 2.3 or Section 9.6 hereof shall provide to the Trustee such information as the Trustee may reasonably request in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such opinions of counsel, certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture (including if so requested by the Company exercising a right to require the delivery of such items), and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Section 2.7   Replacement Securities

     If (a) any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and, in either case, there is delivered to the Company, the Registrar and the Trustee such security or indemnity as shall be reasonably required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed pursuant to
Article 3 or purchased by the Company pursuant to Article 4 or Article 5, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be, in accordance herewith.

     Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

     Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued and outstanding hereunder.

     The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 2.8   Outstanding Securities

     Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those paid, redeemed or repurchased pursuant to Section 2.7, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

     If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives, subsequent to the new Security's authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide or protected purchaser.

     If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 1:00 p.m., New York City time, on the Final Maturity Date or a Redemption Date or on a Purchase Date or a Fundamental Change Purchase Date, as the case may be, cash sufficient to pay all Securities then payable, then on and after such Final Maturity Date, Redemption Date, Purchase Date or Fundamental Change Purchase Date, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue.

     If a Security is converted in accordance with Article 7, then on the Conversion Date, such Security shall cease to be outstanding and interest on such Security shall cease to accrue, unless there shall be a default in the delivery of the consideration payable hereunder upon such conversion.

     Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding solely because the Company or an Affiliate of the Company holds the Security.

     Section 2.9   Treasury Securities

     In determining whether the Holders of the required principal amount of Securities have given or concurred in any notice, request, demand, authorization, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding for such purposes, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not, and is not acting on the behalf of, the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

     Section 2.10  Temporary Securities

     Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee reasonably considers appropriate for temporary Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the

Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     Section 2.11  Cancellation

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 7.

     All Securities that are redeemed or purchased pursuant to Articles 3, 4 or 5 or otherwise acquired by the Company shall be delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a repurchase or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

     Section 2.12  Legend; Additional Transfer and Exchange Requirements

     (a)  Transfer and Exchange of Global Securities.

          (i) Certificated Securities shall be issued in exchange for interests in the Global Securities only (x) if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the Exchange Act, if so required by applicable law or regulation, and a successor Depositary is not appointed by the Company within 90 days, (y) if an Event of Default has occurred and is continuing, or (z) by the Company in accordance with the Applicable Procedures. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its Agent Members or otherwise in accordance with the Applicable Procedures, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

          (ii) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (b) Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

          (x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

          (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.6(a); and

          (ii) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

               (1) if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

               (2) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A, or pursuant to an effective registration statement under the Securities Act or in compliance with Rule 904 of Regulation S under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

               (3) if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or pursuant to and in compliance with another exemption from the registration requirements under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under the Securities Act.

     (c) Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a Person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the Person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

          (i) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B); or

          (ii) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Register to the effect that such transfer does not require registration under the Securities Act, the Registrar shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

     (d) Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest in a Restricted Global Security. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depository or its nominee on behalf of any person having a beneficial interest in an Unrestricted Global Security and the following additional information and documents in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically):

          (i) a certification from the Holder (in substantially the form set forth in Exhibit B) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A;

          (ii) a certification from the Holder (in substantially the form set forth in Exhibit B) to the effect that such beneficial interest is being transferred in compliance with Rule 904 of Regulation S under the Securities Act;

          (iii) if such beneficial interest in such Unrestricted Global Security is being transferred in compliance with any other exemption from registration under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Register to the effect that such transfer does not require registration under the Securities Act; or

          (iv) a certification (in substantially the form set forth in Exhibit
     B) to the effect that such beneficial interest is being transferred to the Company or a Subsidiary of the Company,

the Registrar shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

     (e) Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders
(i) stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and (ii) briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

          (x) to register the transfer of such Certificated Securities to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security, or

          (y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted

     Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities),

the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.6(a);

          (ii) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, shall be accompanied by the following additional information and documents, as applicable:

               (1) if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B); or

               (2) if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer does not require registration under of the Securities Act;

          (iii) in the case of a Restricted Certificated Security to be transferred to another person for a beneficial interest in a Restricted Global Security, shall be accompanied by the following information and documents, as applicable:

               (1) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B); or

               (2) if such Restricted Certificated Security is being transferred in compliance with Rule 904 of Regulation S under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

          (iv) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, or in the case of a Restricted Certificated Security to be exchanged (and not transferred) for a beneficial interest in a

          Restricted Global Security, such request need not be accompanied by any additional information or documents; and

          (v) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

               (1) if such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

               (2) if such Unrestricted Certificated Security is being transferred in compliance with Rule 904 of Regulation S under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

               (3) if such Unrestricted Certificated Security is being transferred in compliance with any other exemption from registration under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Register to the effect that such transfer does not require registration under the Securities Act; or

               (4) if such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B).

     (f)  Legends.

          (i) Except as permitted by the following paragraphs (ii), (iii) and
     (iv), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A attached hereto (the "RESTRICTED LEGEND"), for so long as it is required by this Indenture to bear such legend.

          (ii) Upon any sale or transfer of a Restricted Security (x) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (y) pursuant to Rule 144 or (z) pursuant to an effective registration statement under the Securities Act:

               (1) in the case of any Restricted Certificated Security, each Registrar shall permit the Holder thereof to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of an Unrestricted Certificated Security or (under the circumstances described in Section 2.12(e)) an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted

          Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

               (2) in the case of a Restricted Global Security, each Registrar shall permit the Holder thereof to transfer such Restricted Global Security to a transferee who shall take such Security in the form of an Unrestricted Global Security and shall rescind any restriction on transfer of such Security; provided, however, that such Unrestricted Global Security shall continue to be subject to the provisions of
          Section 2.12(a)(ii); and provided further, however, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

          (iii) Upon the exchange, registration of transfer or replacement of Securities not bearing the Restricted Legend, the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver, Securities that do not bear such Restricted Legend.

          (iv) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or a Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Securities that do not bear the Restricted Legend.

          (v) Until the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act or a transfer pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, the shares of Common Stock issued upon conversion of the Securities shall bear a legend substantially to the same effect as the Restricted Legend.

     (g) Transfers to the Company. Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries.

     Section 2.13  CUSIP Numbers

     The Company in issuing the Securities may use one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

     Section 2.14  Ranking

     The obligations of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and shall constitute a senior unsecured general obligation of the Company, ranking equally with existing and future senior unsecured indebtedness of the Company and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Securities by the terms of such indebtedness.

     Section 2.15  Persons Deemed Owners

     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, Redemption Price, Purchase Price or Fundamental Change Purchase Price, and interest on the Security, for the purpose of receiving Common Stock, cash and, if applicable, any Make-Whole Premium upon conversion and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                                    ARTICLE 3
                                   REDEMPTION

     Section 3.1   The Company's Right to Redeem; Notice to Trustee

     Prior to March 5, 2010, the Securities shall not be redeemable at the Company's option. On or after March 5, 2010, the Company, at its option, may redeem the Securities in accordance with this Article 3 in cash at any time, in whole or in part, at a price of 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest to (including Contingent Interest, if any, and Additional Interest, if any), but not including, the Redemption Date (the "REDEMPTION PRICE").

     In the event that the Company elects to redeem the Securities on a Redemption Date that is after any Interest Payment Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay any accrued and unpaid interest to the same Holder to whom the Company pays the principal of such Security regardless of whether such Holder was the registered Holder on the Interest Payment Record Date immediately preceding such Redemption Date and, if the Holder to whom the Company pays the principal and interest was not the registered Holder on the Interest Payment Record Date, such payment of interest shall be in lieu of payment to the registered Holder on such Interest Payment Record Date.

     If the Company elects to redeem Securities pursuant to this Section 3.1 and paragraph 5 of the Securities, it shall notify the Trustee of the Redemption Date and the principal amount of Securities to be redeemed at least 15 days prior to the date notice of the Redemption Date is given to the Holders pursuant to Section 3.3 (unless a shorter notice shall be satisfactory to the Trustee).

     Section 3.2   Selection of Securities to be Redeemed

     If less than all of the Securities are to be redeemed, unless the Applicable Procedures provide otherwise, the Trustee shall select the Securities to be redeemed. The Trustee shall make the selection by lot, on a pro rata basis or by any other method the Trustee considers fair and appropriate or in accordance with the Applicable Procedures to the extent the Securities are issued as Global Securities. The Trustee shall make the selection within five Business Days after it receives the notice provided for in Section 3.1 from outstanding Securities not previously called for redemption. Securities in denominations of $1,000 principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 principal amount or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000 principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

     Securities and portions of Securities that are to be redeemed are convertible by the Holder until 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be taken from the portion selected for redemption. Securities that have been converted subsequent to the Trustee commencing selection of Securities to be redeemed but prior to redemption of such Securities shall be treated by the Trustee as outstanding for the purpose of such selection.

     Section 3.3   Notice of Redemption

     At least 15 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed in accordance with Section 16.2.

     The notice shall identify the Securities (including the CUSIP number(s) of the Securities) to be redeemed and shall state:

               (1) the Redemption Date;

               (2) the Redemption Price;

               (3) the then current Conversion Rate;

               (4) the names and addresses of the Paying Agent and Conversion Agent;

               (5) that Securities called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price;

               (6) that Holders who wish to convert Securities must surrender such Securities for conversion prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the

          Redemption Date and must satisfy the other requirements set forth in paragraph 7 of the Securities and Article 7 hereof;

               (7) that, unless the Company defaults in making the payment of the Redemption Price, interest on Securities called for redemption shall cease accruing on and after the Redemption Date; and

               (8) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof shall be issued.

     If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures applicable to redemptions.

     At the Company's written request, the Trustee shall give the notice of redemption to each Holder in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3; provided further, however, that the text of the notice of redemption shall be prepared by the Company.

     Section 3.4   Effect of Notice of Redemption

     Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities that are converted in accordance with the provisions of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price.

     Section 3.5   Deposit of Redemption Price

     Prior to 1:00 p.m., New York City time, on the applicable Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or an Affiliate acts as Paying Agent, shall segregate and hold in trust as provided in
Section 2.4) an amount of cash (in immediately available funds if deposited on such Redemption Date) sufficient to pay the aggregate Redemption Price of all Securities or portions thereof that are to be redeemed on that Redemption Date, other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation or have been delivered by the Holder thereof for conversion.

     If the Paying Agent holds, in accordance with the terms hereof, at 1:00 p.m., New York City time, on the applicable Redemption Date, cash sufficient to pay the Redemption Price of all Securities to be redeemed on such date, then, on and after such Redemption Date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not such Securities are delivered by their Holders to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Securities by their Holders to the Paying Agent).

     Section 3.6   Securities Redeemed in Part

     Any Certificated Security that is to be redeemed only in part shall be surrendered at the office of the Paying Agent and promptly after the Redemption Date, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver to the Holder of such Security without service charge a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not redeemed.

     Section 3.7   Repayment to the Company

     To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.5 exceeds the aggregate Redemption Price of the Securities or portions thereof that the Company is obligated to redeem on the Redemption Date (because of the conversion of Securities pursuant to Article 7 or otherwise) then, promptly after the Redemption Date, the Paying Agent shall return any such excess cash to the Company.

                                    ARTICLE 4
                                  OPTIONAL PUT

     Section 4.1   Optional Put

     (a) Securities shall be purchased by the Company, at the option of any Holder thereof, in accordance with the provisions of paragraph 6 of the Securities on March 1 of 2015, 2020, 2025 and 2030 (each, a "PURCHASE DATE") at a purchase price in cash equal to 100% of the principal amount of those Securities, plus accrued and unpaid interest (including Contingent Interest, if any, and Additional Interest, if any) to, but not including, the Purchase Date (the "PURCHASE PRICE"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 4.1(c).

     (b) Notice of Purchase Date. Unless the Company has elected to redeem the Securities in whole on or before such Purchase Date (to the extent permitted by this Indenture), no later than 20 Business Days prior to each Purchase Date, the Company shall mail a written notice of the purchase right to each Holder (and to beneficial owners as required by applicable law) in accordance with Section
16.2. The notice shall include a form of Purchase Notice to be completed by the Holder and shall state, as applicable:

               (1) the date by which the Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the purchase right;

               (2) the Purchase Date;

               (3) the Purchase Price;

               (4) the procedures the Holder must follow to exercise its put right under this Section 4.1;

               (5) the names and addresses of the Paying Agent and the Conversion Agent;

               (6) that the Securities must be surrendered to the Paying Agent to collect payment;

               (7) that the Purchase Price for any Security as to which a Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Purchase Date and the time of surrender of such Security;

               (8) the conversion rights of the Securities;

               (9) the current Conversion Rate;

               (10) that the Securities with respect to which a Purchase Notice has been given may be converted pursuant to Article 7 of this Indenture only if (i) the Purchase Notice has been withdrawn in accordance with the terms of this Indenture or (ii) there shall be a default in the payment of the Purchase Price;

               (11) the procedures for withdrawing a Purchase Notice;

               (12) that, unless the Company defaults in making payment of such Purchase Price, interest on Securities surrendered for purchase by the Company shall cease to accrue on and after the Purchase Date; and

               (13) the CUSIP number(s) of the Securities.

     If any of the Securities is in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures applicable to repurchases.

     At the Company's request, the Trustee shall give the notice of purchase right in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of purchase right must be given to Holders in accordance with this
Section 4.1(b); provided further, however, that the text of such notice of purchase right shall be prepared by the Company.

     (c) Purchase Notice. A Holder may exercise its right specified in Section 4.1(a) upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such right (a "PURCHASE NOTICE"), to a Paying Agent at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days prior to the relevant Purchase Date until 5:00 p.m.,

New York City time, on the Business Day immediately preceding such Purchase Date. The Purchase Notice must state:

               (1) if Certificated Securities are to be delivered, the certificate numbers of the Securities that the Holder shall deliver to be purchased;

               (2) the portion of the principal amount of the Securities that the Holder shall deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof; and

               (3) that such Securities shall be purchased by the Company on the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture.

     The delivery of such Securities to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Purchase Price; provided, however, that such Purchase Price shall be paid pursuant to this Section 4.1 only if the Securities so delivered to the Paying Agent shall conform in all material respects to the description thereof in the related Purchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 4.1, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Article 4 that apply to the purchase of all of a Security also apply to the purchase of such a portion of such Security.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 4.1(c) shall have the right to withdraw such Purchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.2.

     A Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (d) Notwithstanding anything herein to the contrary, in the case of Global Securities, any Purchase Notice may be delivered or withdrawn, and such Securities may be surrendered or delivered for purchase in accordance with, the Applicable Procedures.

     Section 4.2   Effect of Purchase Notice

     (a)  Upon receipt by the Paying Agent of the Purchase Notice specified in
Section 4.1(c), the Holder of a Security in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified below) thereafter be entitled to receive solely the Purchase Price with respect to such Security. Such Purchase Price shall be paid to such Holder promptly following the later of (x) the Purchase Date with respect to such Security (provided such Holder has satisfied the conditions in Section 4.1(c)) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 4.1(c). A Security in respect of which a Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 7 hereof on or after the date of the delivery of such Purchase Notice, unless either (i) such Purchase Notice has first been validly withdrawn in accordance with Section 4.2(b) or (ii) there shall be a default in the payment of the Purchase Price, in which case the conversion right with respect to such Security shall terminate at 5:00 p.m., New York City time, on the date such default is cured and such Security is purchased in accordance herewith.

     (b) A Purchase Notice may be withdrawn upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) to a Paying Agent at any time prior 5:00 p.m., New York City time, on the Business Day immediately preceding the relevant Purchase Date, specifying:

               (1) if Certificated Securities are to be withdrawn, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted;

               (2) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, which principal amount must be $1,000 or an integral multiple thereof; and

               (3) the principal amount, if any, of the Securities that remains subject to the original Purchase Notice and that has been or shall be delivered for purchase by the Company.

     Section 4.3   Deposit of Purchase Price

     (a) Prior to 1:00 p.m., New York City time, on the applicable Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount in cash (in immediately available funds if deposited on such Purchase Date) sufficient to pay the aggregate Purchase Price of all the Securities or portions thereof that are to be purchased on that Purchase Date.

     If a Paying Agent holds, in accordance with the terms hereof, at 1:00 p.m., New York City time, on the applicable Purchase Date, cash sufficient to pay the aggregate Purchase Price of all Securities for which a Purchase Notice has been delivered and not validly withdrawn in accordance with Section 4.2(b), then, on and after such Purchase Date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not such Securities are delivered by their Holders to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Purchase Price upon delivery of such Securities by their Holders to the Paying Agent).

     Section 4.4   Securities Purchased in Part

     Any Certificated Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and promptly after the Purchase Date, the Company shall issue and the Trustee, upon receipt of a Company Order (which the Company agrees to deliver promptly), shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

     Section 4.5   Repayment to the Company

     To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.3 exceeds the aggregate Purchase Price of the Securities or portions thereof that the Company is obligated to purchase on the relevant Purchase Date, then, promptly after the Purchase Date, the Paying Agent shall return any such excess cash to the Company.

     Section 4.6   Compliance with Securities Laws Upon Purchase of Securities

     When complying with the provisions of Article 4 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

     (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

     (b) otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to
Article 4 to be exercised in the time and in the manner specified therein.

                                   ARTICLE 5
                       PUT OPTION UPON FUNDAMENTAL CHANGE

     Section 5.1 Purchase of Securities at Option of the Holder upon a Fundamental Change

     (a) In the event a Fundamental Change shall occur at any time when any Securities remain outstanding, the Securities shall be purchased by the Company, at the option of any Holder thereof, in accordance with the provisions of paragraph 6 of the Securities on a date specified by the Company (the "FUNDAMENTAL CHANGE PURCHASE DATE") that is not less than 20 nor more than 45 Business Days after the date the Company mails the Fundamental Change Company Notice pursuant to Section 5.1(b), at a purchase price in cash equal to 100% of the principal amount of the Securities tendered for purchase, plus accrued and unpaid interest (including Contingent Interest, if any, and Additional Interest, if any) to, but not including, the Fundamental Change Purchase Date (the "FUNDAMENTAL CHANGE PURCHASE PRICE"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 5.1(c).

     A "FUNDAMENTAL CHANGE" shall be deemed to have occurred upon the occurrence of any of the following:

               (1) any "person" or "group" (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any of its Subsidiaries) files a Schedule 13D or Schedule TO, or any successor schedule, form or report under the Exchange Act, disclosing, or the Company otherwise becomes aware, that such person or group is or has become the "beneficial owner," directly or indirectly, of shares of the Company's Voting Stock representing 50% or more of the total voting power of all outstanding classes of the Company's Voting Stock or has the power, directly or indirectly, to elect a majority of the members of the "board of directors" of the Company;

               (2) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company's assets, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons (the "EXISTING SHAREHOLDERS") that "beneficially owned," directly or indirectly, shares of the Company's Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, shares of Voting Stock representing a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee person in substantially the same proportion amongst such Existing Shareholders as such ownership immediately prior to such transaction;

               (3) a majority of the members of the "board of directors" of the Company are not Continuing Directors; or

               (4) the Company's Common Stock ceases to be listed on a national securities exchange or quoted on The Nasdaq National Market or another established automated over-the-counter trading market in the United States.

     Notwithstanding anything to the contrary set forth in this Section 5.1, a merger or consolidation shall be deemed not to constitute a Fundamental Change if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation constituting the Fundamental Change consists of common stock traded on a national securities exchange or quoted on The Nasdaq National Market (or which shall be so traded or quoted when issued or exchanged in connection with such merger or consolidation) and as a result of such transaction or transactions the Securities become convertible solely into shares of such common stock.

     For purposes of this Section 5.1:

               (5) "PERSON" or "GROUP" shall have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(l) under the Exchange Act, or any successor provision;

               (6) a "BENEFICIAL OWNER" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture;

               (7) "BENEFICIALLY OWN" and "beneficially owned" have meanings correlative to that of beneficial owner;

               (8) "BOARD OF DIRECTORS" means the board of directors or other governing body charged with the ultimate management of any person;

               (9) "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Company's "board of directors" who was a member of such board of directors on the date of this Indenture; or was nominated for election or elected to such board of directors with the approval of: (a) a majority of the Continuing Directors who were members of such board at the time of such nomination or election or
          (b) a nominating committee, a majority of which committee were Continuing Directors at the time of such nomination or election;

               (10) "VOTING STOCK" means any class or classes of Capital Stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees; and

               (11) "CAPITAL STOCK" means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

     (b) Notice of Fundamental Change. Within 10 Business Days after the effective date of each Fundamental Change, the Company shall notify the Trustee of the Fundamental Change Purchase Date and shall mail a written notice of the Fundamental Change (the "FUNDAMENTAL CHANGE COMPANY NOTICE") to each Holder (and to beneficial owners as required by applicable law) in accordance with Section
16.2. The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state, as applicable:

               (1) the events causing such Fundamental Change and the date of such Fundamental Change;

               (2) that the Holder has a right to require the Company to purchase the Holder's Securities;

               (3) the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change purchase right;

               (4) the Fundamental Change Purchase Date;

               (5) the Fundamental Change Purchase Price;

               (6) the procedures that the Holder must follow to exercise its Fundamental Change purchase right under this Section 5.1;

               (7) the names and addresses of the Paying Agent and the Conversion Agent;

               (8) that the Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

               (9) that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security;

               (10) whether a Make-Whole Premium is payable in accordance herewith on Securities that are converted in connection with such Fundamental Change, and, if so, that the Company shall, in accordance with Section 6.1(e), mail or cause to be mailed a notice, and disseminate a press release, in each case on the date that is the seventh Trading Day after the Effective Notice Date with respect to such Fundamental Change, setting forth the Applicable Stock Price and Make-Whole Premium per $1,000 principal amount of Securities (including the amount and kind of consideration per $1,000 principal amount in which such Make-Whole Premium is payable);

               (11) the current Conversion Rate, including any adjustments to the Conversion Rate that resulted from the Fundamental Change;

               (12) that the Securities with respect to which a Fundamental Change Purchase Notice has been given may be converted pursuant to
          Article 7 of this Indenture only if either (i) the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture or (ii) there shall be a default in the payment of the Fundamental Change Purchase Price;

               (13) the procedures for withdrawing a Fundamental Change Purchase Notice;

               (14) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest on Securities surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Purchase Date; and

               (15) the CUSIP number(s) of the Securities.

     If any of the Securities are in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures applicable to repurchases.

     At the Company's request, the Trustee shall give the Fundamental Change Company Notice on behalf of the Company and at the Company's expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 5.1(b); provided further, however, that the text of such notice shall be prepared by the Company.

     (c) Fundamental Change Purchase Notice. A Holder may exercise its right specified in Section 5.1(a) upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a "FUNDAMENTAL CHANGE PURCHASE NOTICE") to a Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date. The Fundamental Change Purchase Notice must state:

               (1) if Certificated Securities are to be delivered, the certificate numbers of the Securities that the Holder shall deliver to be purchased;

               (2) the portion of the principal amount of the Securities that the Holder shall deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof; and

               (3) that such Securities shall be purchased by the Company on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture.

     The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price; provided, however, that such Fundamental Change Purchase Price shall be paid pursuant to this Section 5.1 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof in the related Fundamental Change Purchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 5.1, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Article 5 that apply to the purchase of all of a Security also apply to the purchase of such a portion of such Security.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this
Section 5.1(c) shall have the right to withdraw such Fundamental Change Purchase

Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 5.2.

     A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

     (d) Notwithstanding anything herein to the contrary, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn, and such Securities may be surrendered or delivered for purchase, in accordance with the Applicable Procedures.

     Section 5.2   Effect of Fundamental Change Purchase Notice

     (a) Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 5.1(c), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (i) the Fundamental Change Purchase Date with respect to such Security (provided such Holder has satisfied the conditions in Section 5.1(c)) and (ii) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 5.1(c). A Security in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to
Article 7 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice, unless either (i) such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 5.2(b); or (ii) there shall be a default in the payment of the Fundamental Change Purchase Price, in which case the conversion right with respect to such Security shall terminate at 5:00 p.m., New York City time, on the date such default is cured and such Security is purchased in accordance herewith.

     (b) A Fundamental Change Purchase Notice may be withdrawn upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) to a Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

               (1) if Certificated Securities are to be withdrawn, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted;

               (2) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, which principal amount must be $1,000 or an integral multiple thereof; and

               (3) the principal amount, if any, of the Securities that remains subject to the original Fundamental Change Purchase Notice and that has been or shall be delivered for purchase by the Company.

     Section 5.3   Deposit of Fundamental Change Purchase Price

     Prior to 1:00 p.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount in cash (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased on that Fundamental Change Purchase Date.

     If a Paying Agent holds, in accordance with the terms hereof, at 1:00 p.m., New York City time, on the applicable Fundamental Change Purchase Date, cash sufficient to pay the aggregate Fundamental Change Purchase Price of all Securities for which a Fundamental Change Purchase Notice has been delivered and not validly withdrawn in accordance with Section 5.2(b) of this Indenture, then, on and after such Fundamental Change Purchase Date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of such Securities by their Holders to the Paying Agent).

     Section 5.4   Securities Purchased in Part

     Any Certificated Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and promptly after the Fundamental Change Purchase Date, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

     Section 5.5   Repayment to the Company

     To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.3 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase on the Fundamental Change Purchase Date, then, promptly after the Fundamental Change Purchase Date, the Paying Agent shall return any such excess cash to the Company.

     Section 5.6   Compliance with Securities Laws upon Purchase of Securities

     When complying with the provisions of Article 5 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

     (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

     (b) otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to a Fundamental Change to be exercised in the time and in the manner specified therein.

                                   ARTICLE 6
                               MAKE-WHOLE PREMIUM

     Section 6.1   Make-Whole Premium

     (a) If a Fundamental Change occurs prior to March 5, 2010, the Company shall pay the Make-Whole Premium to Holders of the Securities who convert their Securities on a Conversion Date that falls within a period that (i) begins at the opening of business on the date (the "EFFECTIVE NOTICE DATE") the Fundamental Change Company Notice with respect to such Fundamental Change is mailed in accordance with Section 5.1(b) and (ii) ends at the close of business on the second Trading Day immediately preceding the Fundamental Change Purchase Date corresponding to such Fundamental Change. The Make-Whole Premium shall be paid to such Holders on such Fundamental Change Purchase Date. The Make-Whole Premium will be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to Holders of Securities upon conversion as provided in this Indenture.

     (b) The Make-Whole Premium with respect to a Fundamental Change shall be determined by reference to the Additional Premium Table and is based on the Effective Date of such Fundamental Change and the Stock Price with respect to such Fundamental Change.

               (i) "EFFECTIVE DATE" with respect to a Fundamental Change means the date that such Fundamental Change becomes effective.

               (ii) "STOCK PRICE" with respect to a Fundamental Change means the price paid (or deemed to be paid) per share of Common Stock in the transaction constituting such Fundamental Change, determined as follows:

                    (1) if holders of the Common Stock receive only cash in such
               Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock; or

                    (2) otherwise, the Stock Price shall be the average of the
               Applicable Stock Prices for the five consecutive Trading Days beginning on the second Trading Day after the Effective Notice

               Date with respect to such Fundamental Change (which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a resolution of the Board of Directors), to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the "ex" date of such event occurs, at any time during such five consecutive Trading
               Days).

               (iii) "ADDITIONAL PREMIUM" means, with respect to a Fundamental Change, the percentage set forth on the table below (the "ADDITIONAL PREMIUM TABLE") for the Stock Price and the Effective Date of such Fundamental Change:

     ADDITIONAL PREMIUM APPLICABLE TO THE SECURITIES UPON FUNDAMENTAL CHANGE
                        (PERCENTAGE OF PRINCIPAL AMOUNT)

                                                            EFFECTIVE DATE
                     --------------------------------------------------------------------------------------------
                      MARCH 1,        MARCH 1,        MARCH 1,          MARCH 1,        MARCH 1,        MARCH 5,
   STOCK PRICE          2005            2006            2007              2008            2009            2010
   -----------       ----------      ----------      ----------        ----------      ----------      ----------
    $30.00              20.0%           19.3%           18.6%            17.6%           16.4%           15.9%
    $35.00              14.8            13.9            12.8             11.3             9.0             5.2
    $40.00              10.9             9.9             8.7              7.0             4.5             0.0
    $45.00               7.8             6.9             5.7              4.3             2.2             0.0
    $50.00               5.4             4.6             3.6              2.5             1.1             0.0
    $55.00               3.5             2.9             2.1              1.3             0.4             0.0
    $60.00               2.0             1.6             1.1              0.5             0.0             0.0
    $65.00               1.0             0.6             0.3              0.0             0.0             0.0
    $70.00               0.2             0.0             0.0              0.0             0.0             0.0
    $75.00               0.0             0.0             0.0              0.0             0.0             0.0


provided, however, that:

                    (1) if at any time the Conversion Rate shall be adjusted
               pursuant to this Indenture, then, on the date and at the time such adjustment is so required to be made pursuant hereto, each price set forth in the Additional Premium Table above under the column titled "Stock Price" shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance herewith, immediately after such adjustment to the Conversion Rate;

                    (2) if the Stock Price is between two Stock Prices on the
               Additional Premium Table or the Effective Date is between two Effective Dates on the Additional Premium Table, the Additional Premium shall be determined by straight-line interpolation between the Additional Premium amounts set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year;

                    (3) if the Stock Price is in excess of $75.00 per share
               (subject to adjustment in the same manner as the Stock Price as set forth in Section 6.1(b)(iii)(1)) the Additional Premium shall be deemed to be equal to zero; and

                    (4) if the Stock Price is less than $30.00 per share
               (subject to adjustment in the same manner as the Stock Price as set forth in Section 6.1(b)(iii)(1)), the Additional Premium shall be deemed to be equal to zero.

               (iv) The Make-Whole Premium payable on a Security with respect to a Fundamental Change shall have a value (determined in accordance with Section 6.1(d)) equal to the product of (1) the principal amount of such Security and (2) the Additional Premium with respect to such Fundamental Change.

     (c) The Make-Whole Premium with respect to a Fundamental Change shall be paid solely in shares of Common Stock (other than cash paid in lieu of fractional shares); provided, however, that if, in connection with such Fundamental Change, all or substantially all of the shares of Common Stock have been converted into or exchanged for cash, other securities or other property, then such Make-Whole Premium shall be paid in the same form of consideration into which all or substantially all of the shares of Common Stock have been converted or exchanged in connection with such Fundamental Change (other than cash paid in lieu of fractional interests in any security or pursuant to dissenters' rights), in accordance herewith; provided, further, that if holders of the Common Stock receive or have the right to receive more than one form of consideration in connection with such Fundamental Change, then, for purposes of the immediately preceding proviso, the forms of consideration in which the Make-Whole Premium shall be paid shall be in proportion to the relative value, determined in accordance with Section 6.1(d), of the different forms of consideration paid to holders of Common Stock in connection with such Fundamental Change; provided further, that, in all cases, any fractional interests in any security (including Common Stock) or other property constituting a portion of the Make-Whole Premium payable to a Holder shall be paid exclusively in cash (such fractional interest to be valued in accordance with Section 6.1(d)).

     (d) The value of the shares of Common Stock or other consideration for purposes of determining the number of shares of Common Stock or other consideration to be issued or delivered, as the case may be, in respect of a Make-Whole Premium with respect to a Fundamental Change shall be calculated as follows:

               (i) in the case such Fundamental Change is a transaction in which all or substantially all of the shares of Common Stock have been, as of the Effective Date of such Fundamental Change, converted into or exchanged for the right to receive securities or other assets or property (including cash), the consideration shall be valued as follows:

                    (1) securities that are traded on a U.S. national securities exchange or approved for quotation on Nasdaq or any similar system of automated dissemination of quotations of securities prices shall be valued at 98% of the average of the volume-weighted average prices of such securities (determined in the same manner in which the Volume-Weighted Average Price is calculated in accordance herewith; provided, however, that if such volume-weighted average prices are not available, then the closing sales prices of such securities on such exchange or system shall instead be used) for the five consecutive Trading Days beginning on the second Trading Day after the Effective Notice Date of such Fundamental Change; provided, however, that the Board of Directors shall, in its good faith determination (which determination shall be described in a resolution of the Board of Directors), make appropriate adjustments to account for any event that, assuming such securities were Common Stock, would require, pursuant hereto, an adjustment to the Conversion Rate to become effective, or any such event whose "ex" date occurs, at any time during such five consecutive Trading Days,

                    (2) other securities, assets or property (other than cash)
               shall be valued at 98% of the average of the fair market value of such securities, assets or property (other than cash) as of the close of business on the sixth Trading Day after the Effective Notice Date of such Fundamental Change, as determined by two independent nationally recognized investment banks selected by the Trustee, and

                    (3) 100% of any cash.

               (ii) in all other cases, the value of each share of Common Stock shall equal 98% of the average of the Applicable Stock Prices per share of Common Stock for the five consecutive Trading Days beginning on the second Trading Day after the Effective Notice Date of such Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a resolution of the Board of Directors), to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the "ex" date of such event occurs, at any time during such five consecutive Trading Days (provided, however, that in no event shall the value of each share of Common Stock determined pursuant to this Section 6.1(d)(ii) be less than 50% of the per share Stock Price with respect to such Fundamental Change).

     (e) A Calculation Agent appointed from time to time by the Company shall, on behalf of and on request by the Company, calculate (A) the Stock Price and
(B) the Additional Premium and Make-Whole Premium with respect to such Stock Price, based on the Effective Date specified by the Company, and shall deliver its calculation of the Stock Price, Additional Premium and Make-Whole Premium to the Company and the Trustee within three Business Days of the request by the Company or the Trustee. In addition, the Calculation Agent shall, on behalf of and upon request by the Company or the Trustee, make the determinations described in Section 6.1(d) above and deliver its calculations to the Company or the Trustee by 9:00 p.m., New York City time, on the Business Day prior to the applicable Fundamental Change Purchase Date. The Company or, at the Company's request, the Trustee, in the name and at the expense of the Company, shall, on the date that is the seventh Trading Day after the Effective Notice Date with respect to a Fundamental Change in connection with which a Make-Whole Premium is payable, mail to each Holder, in accordance with Section 16.2, and the Company shall disseminate on such day a press release, setting forth the Stock Price and Make-Whole Premium per $1,000 principal amount of Securities (including the amount and kind of consideration per $1,000 principal amount in which such Make-Whole Premium is payable) with respect to such Fundamental Change. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. The Company shall verify, in writing, to the Trustee all calculations made by the Calculation Agent pursuant to this
Section 6.1(e). A Calculation Agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company. The Trustee shall not be responsible for any of the aforementioned calculations and shall be entitled to rely on an Officer's Certificate with respect to the same.

     (f) Prior to 1:00 p.m., New York City time, on each Fundamental Change Purchase Date on which a Make-Whole Premium is payable, the Company shall deposit with the Trustee or with one or more Paying Agents (or, if the Company or an Affiliate or Subsidiary of the Company is acting as the Paying Agent, set aside, segregate and hold in trust as provided in Section 2.4) an amount of shares of Common Stock (or other consideration in which such Make-Whole-Premium is payable as herein provided), plus an amount in cash for fractional interests in accordance with Section 6.1(c), sufficient to pay the aggregate Make-Whole Premium due on such Fundamental Change Purchase Date. Payment of the Make-Whole Premium for Securities surrendered for conversion within the period described in
Section 6.1(a) shall be made promptly on the applicable Fundamental Change Purchase Date by mailing checks in respect of cash (or delivering such cash by wire transfer if permitted in accordance with Section 9.1) and otherwise delivering entitlements to securities, other assets or property for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the Register.

                                    ARTICLE 7
                                   CONVERSION

     Section 7.1   Conversion Privilege

     Subject to the further provisions of this Article 7, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 principal amount or an integral multiple of $1,000 principal amount) into Common Stock at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Final Maturity Date, at the Conversion Rate then in effect; provided, however, that, if such Security is called for redemption pursuant to Article 3, such conversion right with respect to such Security shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a default in the payment of the Redemption Price, in which case the conversion right with respect to such Security shall terminate at 5:00 p.m., New York City time, on the date such default is cured and such Security is redeemed in accordance herewith; provided further, that, if a Purchase Notice or Fundamental Change Purchase Notice with respect to a Security is delivered in accordance herewith, such Security shall not be convertible pursuant to this Article 7 unless such Purchase Notice or Fundamental Change Purchase Notice is duly withdrawn in accordance herewith or unless there shall be a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, in which case the conversion right with respect to such Security shall terminate at

5:00 p.m., New York City time, on the date such default is cured and such Security is purchased in accordance herewith.

     The initial Conversion Rate shall be 26.6667 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be subject to adjustment in accordance with this Article 7.

     Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

     Securities delivered for conversion will be deemed to have been converted at immediately prior to 5:00 p.m. on the Conversion Date. A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted (or, in accordance with the immediately preceding sentence or with Section 7.2(b), is deemed to have converted or become a record holder of Common Stock) its Securities to Common Stock and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 7.

     Section 7.2   Conversion Procedure

     (a) The right of conversion attaching to any Security may be exercised (i) if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent through the facilities of the Depositary in accordance with the Applicable Procedures, or (ii) if such Security is represented by a Certificated Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied, in either case, by: (1) a duly signed and completed conversion notice, in the form as set forth on the reverse of Security attached hereto as Exhibit A (a "CONVERSION NOTICE"); (2) if such Certificated Security has been lost, stolen, destroyed or mutilated, a notice to the Conversion Agent in accordance with Section 2.7 regarding the loss, theft, destruction or mutilation of the Security; (3) appropriate endorsements and transfer documents if required by the Conversion Agent; and (4) payment of any tax or duty, in accordance with Section 7.4, which may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Security. The date on which the Holder satisfies all of those requirements is the "CONVERSION DATE." The Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 7.3 as soon as practicable following the applicable Conversion Date.

     (b) The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Rate in effect on the date on which such Security was delivered as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No separate payment or adjustment will be made for accrued and unpaid interest on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security except as provided in this Indenture.

     (c) Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount of the unconverted portion of the Security surrendered.

     Section 7.3   Fractional Shares

     The Company will not issue fractional shares of Common Stock upon conversion of Securities and instead will deliver cash in an amount equal to the value of such fraction computed on the basis of the Applicable Stock Price on the Trading Day immediately before the Conversion Date.

     Section 7.4   Taxes on Conversion

     If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of shares of Common Stock upon exercise of such conversion rights. However, the Holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of the Common Stock in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax or duties which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

     Section 7.5   Company to Provide Stock

     (a) The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock deliverable upon conversion of all of the Securities.

     (b) All shares of Common Stock that may be issued upon conversion of the Securities shall be newly issued shares or shares held in the treasury of the Company, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

     (c) The Company shall comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and shall list or cause to have quoted such shares of Common Stock on each national and regional securities exchange or on Nasdaq or such other market on which the Common Stock is then listed or quoted; provided, however, that, if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

     (d) Notwithstanding anything herein to the contrary, nothing herein shall give to any Holder any rights as a creditor in respect solely of its right to conversion.

     Section 7.6   Adjustment of Conversion Rate

     The Conversion Rate shall be adjusted from time to time by the Company as follows:

     (a) In case the Company shall (i) issue shares of its Common Stock as a dividend or distribution on its Common Stock or (ii) subdivide, combine or reclassify its outstanding Common Stock, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have been entitled to (without giving effect to any arrangement pursuant to such dividend, distribution, subdivision, combination or reclassification not to issue fractional shares of Common Stock) had such Security been converted immediately prior to the record date of such event or the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

     (b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period of not more than 60 days) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or a conversion price per share) less than the Current Market Price per share (as determined in accordance with subsection (f) of this Section 7.6) of Common Stock on the record date for such issuance, the Conversion Rate in effect immediately prior to the close of business on the record date for the issuance shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction of which (A) the numerator shall be the sum of (I) the number of shares of Common Stock outstanding (excluding shares held in the treasury of the Company) at the close of business on such record date and (II) the aggregate number of shares (the "UNDERLYING SHARES") of Common Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise) and (B) the denominator shall be the sum of
(I) number of shares of Common Stock outstanding (excluding shares held in the treasury of the Company) at the close of business on such record date and (II) the number of shares of Common Stock which the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such Current Market Price per share of Common Stock. Such increase shall become effective immediately prior to the opening of business on the Business Day following such record date. In no event shall the Conversion Rate be decreased pursuant to this
Section 7.6(b).

     (c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company, evidences of indebtedness or other non-cash assets, or rights or warrants (excluding (i) dividends, distributions and rights or warrants referred to in subsection (a) or (b) of this Section 7.6, (ii) distributions referred to in subsection (e) of this Section 7.6, and (iii) the distribution of rights pursuant to a stockholder rights plan (including the Existing Rights Plan) for which provision has been made in accordance with the third paragraph of this
Section 7.6(c)), the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the distribution by a fraction of which (A) the numerator shall be the Current Market Price per share (as defined in subsection (f) of this Section 7.6) of the Common Stock on such record date and (B) the denominator shall be an amount equal to (I) such Current Market Price per share less (II) the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officer's Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on the record date); provided, however, that, in the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion (in addition to any other consideration payable hereunder upon conversion) the amount of capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security on such record date. In no event shall the Conversion Rate be decreased pursuant to this Section 7.6(c). Such adjustment (if any) shall be made successively whenever any such distribution is made and shall become effective immediately after such record date.

     In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this Section 7.6(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the applicable Current Market Price per share of Common Stock.

     The Company shall make adequate provisions such that, upon conversion of the Securities into Common Stock, to the extent that the Existing Rights Plan or any new shareholder rights plan (i.e. poison pill) hereafter implemented by the Company is in effect upon such conversion, the Holders of Securities will receive, in addition to the Common Stock and other consideration payable hereunder upon conversion, the rights described in such Existing Rights Plan or new rights plan (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in such Existing Rights Plan or new rights plan. Any distribution of rights or warrants pursuant to such Existing Rights Plan or new rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this
Section 7.6(c).

     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events

("TRIGGER EVENT") (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable, and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7.6 (and no adjustment to the Conversion Rate under this Section 7.6 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 7.6(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 7.6 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be increased upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

     (d) In case the Company shall, during any quarterly fiscal period, dividend or distribute (other than in connection with a liquidation, dissolution or winding up of the Company) cash to all holders of Common Stock (other than a distribution requiring an adjustment to the Conversion Rate pursuant to Section 7.6(e)), where the aggregate amount of all such dividends and distributions during such quarterly fiscal period exceeds an amount equal to nineteen cents ($0.19) per share of Common Stock (appropriately adjusted to reflect stock dividends on, and subdivisions, combinations or reclassifications of, Common Stock) (such amount, as adjusted in accordance with the immediately preceding parenthetical, the "EXISTING DIVIDEND RATE") (the amount by which the aggregate amount of all such dividends and distributions during such quarterly fiscal period, expressed as an amount per share of Common Stock, exceeds the Existing Dividend Rate is herein referred to as the "EXCESS AMOUNT"), the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to such dividend or distribution by a fraction
(A) whose numerator shall be the average of the Volume-Weighted Average Prices per share of Common Stock (or, if such Volume-Weighted Average Prices are not available, the Closing Sale Prices) for the five consecutive Trading Days ending on the date immediately preceding the "ex" date (as defined in Section 7.6(f)) for such dividend or distribution (which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a resolution of the Board of Directors), to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the "ex" date of such event occurs, at any time during such five consecutive Trading Days); and (B) whose denominator shall be an amount equal to (I) such average Volume-Weighted Average Price (or, if applicable, average Closing Sale Price) per share of Common Stock less (II) such Excess Amount per share of Common Stock; provided, however, that the Conversion Rate shall not be adjusted pursuant to this Section 7.6(d) to the extent, and only to the extent, such adjustment would cause the Conversion Price to be less than $0.0001(which minimum amount shall be appropriately adjusted to reflect stock dividends on, and subdivisions, combinations or reclassifications of, Common Stock); provided further that, if the denominator of such fraction shall be equal to or less than zero, the Conversion Rate shall be instead adjusted so that the Conversion Price is equal to $0.0001 (as adjusted in accordance with the immediately preceding proviso). An adjustment to the Conversion Rate pursuant to this Section 7.6(d) shall become effective immediately prior to the opening of business on the Business Day immediately following such record date. In no event shall the Conversion Rate be decreased pursuant to this Section 7.6(d). Notwithstanding anything herein to the contrary, no adjustment to the Conversion Rate shall be made pursuant to this Section 7.6(d) to the extent, and only to the extent, such adjustment would cause the Conversion Rate to exceed
33.3333 shares per $1,000 principal amount (the "BCF CONVERSION RATE"); provided, however, that the BCF Conversion Rate shall be adjusted from time to time in the same manner in which the Conversion Rate is adjusted pursuant to subsections (a), (b), (c) and (e) of this Section 7.6.

     (e) In case the Company or any Subsidiary of the Company shall distribute cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock where the sum of the aggregate amount of such cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a resolution of the Board of Directors), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the "AGGREGATE AMOUNT") expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the "PURCHASED SHARES") exceeds the Current Market Price per share (as determined in accordance with subsection (f) of this Section 7.6) of Common Stock on the last date (such last date, the "EXPIRATION DATE") on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction
(A) whose numerator is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the Current Market Price per share of Common Stock (as determined in accordance with subsection (f) of this Section 7.6) on the Expiration Date and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of the last time (the "EXPIRATION TIME") at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares but excluding shares held at such time in the treasury of the Company) less (ii) the Purchased Shares and (B) whose denominator is equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares but excluding shares held at such time in the treasury of the Company) and (II) such Current Market Price per share of Common Stock on the Expiration Date. An increase, if any, to the Conversion Rate pursuant to this Section 7.6(e) shall become effective immediately prior to the opening of business on the Business Day following the Expiration Date. In the event that the Company or a Subsidiary of the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 7.6(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 7.6(e).

     (f) For the purpose of making a computation pursuant to this Section 7.6, the current market price (the "CURRENT MARKET PRICE") on a date of determination shall mean the average of the Closing Sale Prices per share of Common Stock for the five consecutive Trading Days ending on the date of determination; provided, however, that such Current Market Price shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a resolution of the Board of Directors), to account for any adjustment pursuant hereto (other than the adjustment requiring such computation) to the Conversion Rate that shall become effective, or any event (other than the event requiring such computation) requiring, pursuant hereto, an adjustment to the Conversion Rate where the "ex" date of such event occurs, at any time during such five consecutive Trading Days. For purposes hereof, the term "ex" date means (i) when used with respect to any dividend or distribution, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such dividend or distribution; and (ii) when used with respect to any tender offer or exchange offer, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

     (g) In any case in which this Section 7.6 shall require that an adjustment be made following a record date or Expiration Date, as the case may be, established for purposes of this Section 7.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 7.9) issuing to the Holder of any Security converted after such record date or Expiration Date the shares of Common Stock and other capital stock of the Company, evidences of indebtedness or other non-cash assets or rights or warrants issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company, evidences of indebtedness or other non-cash assets or rights or warrants issuable, or cash payable, upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares, evidences of indebtedness or other non-cash assets or rights or warrants the issuance of which, or cash the payment of which, is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares or cash, as the case may be. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Expiration Date had not occurred.

     Section 7.7   No Adjustment

     No adjustment in the Conversion Rate shall be required unless the adjustment would result in a change in the Conversion Rate of at least 1%; provided, however, that any adjustment which by reason of this Section 7.7 is not required to be made shall be carried forward and taken into account in subsequent adjustments. All calculations under this Article 7 shall be made to the nearest one-thousandth of a cent or to the nearest one-thousandth of a share, as the case may be.

     Except as otherwise provided for in this Indenture, the Company shall not be required to adjust the Conversion Rate for the issuance of its Common Stock or any securities convertible or exchangeable for its Common Stock or the right to purchase its Common Stock or such convertible or exchangeable securities.

     No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

     To the extent that the Securities become convertible into the right to receive cash, interest will not accrue on such cash.

     No adjustment to the Conversion Rate need be made pursuant to Section 7.6 for a transaction if Holders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors of the Company determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

     Section 7.8   Other Adjustments

     Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Conversion Rate by any amount for a period of at least 20 days if the Company's Board of Directors determines that such increase would be in the best interests in the Company, provided the Company has given to holders at least 15 days' prior notice, in accordance with
Section 16.2, of any such increase in the Conversion Rate. Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Conversion Rate, in addition to the events requiring an increase in the Conversion Rate pursuant to Section 7.6, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to stockholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders.

     Section 7.9   Notice of Adjustment

     Whenever the Conversion Rate or conversion privilege is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment in accordance with Section 16.2, and file with the Trustee an Officer's Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officer's Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

     Section 7.10  Notice of Certain Transactions

     If not otherwise required in connection with a Fundamental Change, in the event that:

     (a) the Company takes any action which would require an adjustment in the Conversion Rate;

     (b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or

     (c)  there is a dissolution or liquidation of the Company,

the Company shall mail to Holders in accordance with Section 16.2 and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 7.10.

     Section 7.11 Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege

     If (1) there shall occur (a) any reclassification of the Company's
Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) a statutory share exchange, consolidation, merger or combination involving the Company other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) a sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to another Person; and (2) pursuant to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, holders of outstanding shares of Common Stock would be entitled to receive stock, other securities, other property, assets or cash for such shares of Common Stock, then the Company, or such successor or surviving, purchasing or transferee Person, as the case may be, shall, as a condition precedent to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, execute and deliver to the Trustee a supplemental indenture reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, assuming that such

Holder would not have exercised any rights of election that such Holder would have had as a holder of Common Stock to select a particular type of consideration. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 7. If, in the case of any such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a Person other than the successor or surviving, purchasing or transferee Person, as the case may be, in such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 7.11 shall similarly apply to successive reclassifications, statutory share exchanges, consolidations, mergers, combinations, sales and conveyances. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have pursuant to
Section 7.6(c) to receive rights and warrants in accordance therewith.

     In the event the Company shall execute a supplemental indenture pursuant to this Section 7.11, the Company shall promptly file with the Trustee (x) an Officer's Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been satisfied and (y) an Opinion of Counsel that all conditions precedent have been satisfied, and shall promptly mail notice thereof to all Holders.

     Section 7.12  Trustee's Disclaimer

     The Trustee shall have no duty to determine when an adjustment under this
Article 7 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment set forth in, and shall be protected in relying upon, an Officer's Certificate, including the Officer's Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 7.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 7.

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 7.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer's Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 7.11.

     Section 7.13  [Reserved]

     Section 7.14  [Reserved]

     Section 7.15  Effect of Conversion; Conversion After Record Date

     Except as provided in this Section 7.15, a converting Holder of Securities shall not be entitled to receive any separate cash payments with respect to accrued and unpaid interest on any such Securities being converted. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable or cash payable upon conversion in accordance with this Article 7, any accrued and unpaid interest on such Securities shall be deemed to have been paid in full. If any Securities are converted after the close of business on an Interest Payment Record Date but prior to the corresponding Interest Payment Date, the Holder of such Securities as of the close of business on such Interest Payment Record Date shall receive, on such Interest Payment Date, the interest payable on such Security on such Interest Payment Date notwithstanding the conversion thereof; provided, however, each Security surrendered for conversion after the close of business on an Interest Payment Record Date but prior to the corresponding Interest Payment Date shall be accompanied by payment from the converting Holder thereof, for the account of the Company, in cash, in amount equal to the interest payable on such Security on such Interest Payment Date; provided further that no such payment need be made (a) if the Company has specified a Redemption Date that is after the close of business on an Interest Payment Record Date but prior to the corresponding Interest Payment Date or (b) any overdue interest exists at the time of conversion with respect to such Security, but only to the extent of the amount of such overdue interest.

     Except as otherwise provided in this Indenture, no payment or adjustments in respect of payments of interest on Securities surrendered for conversion or any dividends or distributions on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.

     Section 7.16  Reserved

                                   ARTICLE 8
                               CONTINGENT INTEREST

     Section 8.1   Contingent Interest

     The Company shall make Contingent Interest payments to the Holders of Securities, as set forth in Section 8.2 below, during any six-month period from March 1 to, and including, August 31 and from September 1 to, and including, the last day of February, commencing with the six-month period beginning on March 1, 2015 (each a "CONTINGENT INTEREST PERIOD"), if the average of the Note Prices for each of the five consecutive Trading Days ending on the third Trading Day immediately preceding the first day of the relevant Contingent Interest Period (the "AVERAGE NOTE PRICE") equals $1,200 or more. Contingent Interest, if payable pursuant to this Section 8.1, shall accrue with respect to such Contingent Interest Period at a rate per $1,000 principal amount of Securities equal to 0.35% per annum of such Average Note Price. Contingent Interest, if any, shall accrue and be payable to Holders in the same manner as regular cash interest on the Securities. Regular cash interest shall continue to accrue at the rate specified in the Securities whether or not Contingent Interest is paid.

     Section 8.2 Payment of Contingent Interest; Contingent Interest Rights Preserved

     (a) The Company shall pay Contingent Interest owed pursuant to Section 8.1 for any Contingent Interest Period on the Interest Payment Date immediately succeeding the applicable Contingent Interest Period to Holders of Securities as of the close of business on the Interest Payment Record Date relating to such Interest Payment Date, except as otherwise provided in the Securities.

     (b) Upon determination by the Company that Holders of Securities shall be entitled to receive Contingent Interest in respect of a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall provide notice to all Holders of such determination by disseminating a press release setting forth the amount of Contingent Interest per $1,000 principal amount of Securities and publishing such release on the Company's website.

                                    ARTICLE 9
                                    COVENANTS

     Section 9.1   Payment of Securities

     The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. The Principal amount, Redemption Price, Purchase Price and Fundamental Change Purchase Price and accrued and unpaid interest shall be considered paid on the date it is due if the Paying Agent holds by 1:00 p.m., New York City time, on such date, in accordance with this Indenture, cash designated and sufficient for the payment of all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest at the rate borne by the Securities per annum. Except as otherwise specified, all references in this Indenture or the Securities to interest shall be deemed to include, without duplication, Additional Interest, if any, payable pursuant to the Registration Rights Agreement, and Contingent Interest, if any.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue amounts from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     Section 9.2   Reports and Certain Information

     (a) The Company shall file with the Trustee, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. The Company shall comply with the provisions of TIA Section 314(a), whether or not the Company is required to file reports with the SEC pursuant to Section 13 or 15 (d) of the Exchange Act. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

     (b) At any time when the Securities are Restricted Securities, and the Company is not subject to, or is not in compliance with, Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or such holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "RULE 144A INFORMATION" shall mean such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provision.

     Section 9.3   Compliance Certificates

     The Company will deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officer's Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to his or her knowledge of the Company's compliance with all terms, conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

     Section 9.4   Maintenance of Corporate Existence

     The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence or, following any consolidation, merger, conveyance, transfer or lease in accordance with Section 10.1, its legal existence as a Person permitted to be the resulting, surviving or transferee Person in accordance with Section 10.1.

     Section 9.5   Stay, Extension and Usury Laws

     The Company covenants, to the extent it may lawfully do so, that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect of Securities, or any interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company, to the extent it may lawfully do so, hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or any Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.

     Section 9.6 Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent

     The Company shall maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, redemption, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby designates the Corporate Trust Office as one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 16.2.

     Section 9.7   Notice of Default

     In the event that any Default or Event of Default shall occur, the Company shall give prompt written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

                                   ARTICLE 10
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     Section 10.1  Company May Consolidate, Etc., Only on Certain Terms

     The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving Person) or convey, transfer or lease all or substantially all of the Company's properties and assets to any successor Person, unless:

               (1) either:

                    (A) the resulting, surviving or transferee Person is the
               Company or

                    (B) the resulting, surviving or transferee Person is
               organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

               (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

               (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 10.2  Successor Substituted

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 10.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE 11
                              DEFAULT AND REMEDIES

     Section 11.1  Events of Default

     An "Event of Default" shall occur if:

               (1) the Company defaults in the payment of any principal of any of the Securities when the same becomes due and payable (whether at maturity, upon Redemption, on a Purchase Date or Fundamental Change Purchase Date or otherwise);

               (2) the Company defaults in the payment of any accrued and unpaid interest (including Contingent Interest, if any, Additional Interest, if any, and any Make-Whole Premium), in each case, when due and payable, and such default continues for a period of 30 days;

               (3) the Company fails to satisfy its conversion obligations upon exercise of a Holder's conversion rights pursuant hereto;

               (4) the Company fails to provide the Fundamental Change Company Notice when required by this Indenture;

               (5) the Company fails to comply with any of its other agreements contained in the Securities or in this Indenture (other than those referred to in clauses 1 through 4 above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

               (6) the Company or Tucson Electric Power Company, an Arizona corporation ("TEP"), fails to make any payment of principal in excess of $50,000,000 in respect of indebtedness for borrowed money, when and as the same shall become due and payable, whether at maturity or upon acceleration, and such indebtedness is not paid, or such acceleration is not rescinded, by the end of the 20th day after receipt by the Company of a Notice of Default;

               (7) the Company or TEP pursuant to or within the meaning of any Bankruptcy Law:

                    (A) commences a voluntary case or proceeding;

                    (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                    (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                    (D) makes a general assignment for the benefit of its
               creditors; or

               (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against the Company or TEP in an
               involuntary case or proceeding;

                    (B) appoints a Custodian of the Company or TEP or for any
               substantial part of the property of the Company or TEP; or

                    (C) orders the winding up or liquidation of the Company or
               TEP;

and in each case of this subclause (8) the order or decree remains unstayed and in effect for 60 consecutive days.

     The term "BANKRUPTCY LAW" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     A default under clause (5) or (6) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 33% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the Default, and the Company does not cure the Default (and such Default is not waived) within the time period specified in clauses (5) or (6) above, as applicable, after actual receipt of such notice. The notice given pursuant to this Section 11.1 must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT." When any Default under this Section 11.1 is cured in accordance herewith, it shall cease to be a Default.

     The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company (including, without limitation, pursuant to Section 9.3 or Section 9.7), a Paying Agent, any Holder or any agent of any Holder.

     Section 11.2  Acceleration

     If an Event of Default (other than an Event of Default with respect to the Company specified in clause (7) or (8) of Section 11.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 33% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal of plus interest (including Contingent Interest, if any, and Additional Interest, if any) accrued and unpaid through the date of such declaration on all the Securities then outstanding to be due and payable upon any such declaration, and the same shall become and be immediately due and payable.

     If an Event of Default with respect to the Company specified in clause (7) or (8) of Section 11.1 occurs, all unpaid principal of plus accrued and unpaid interest (including Contingent Interest, if any, and Additional Interest, if any) on all the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration of Securities and its consequences before a judgment or decree for the payment of money has been obtained by the Trustee if (a) the rescission would not conflict with any existing order or decree, (b) all existing Events of Default, other than the nonpayment of the principal of plus accrued and unpaid interest on the Securities that has become due solely by such declaration of acceleration, have been cured or waived and (c) all payments due to the Trustee and any predecessor Trustee under Section 12.6 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Section 11.3  Other Remedies

     If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or accrued and unpaid interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     Section 11.4  Waiver of Defaults and Events of Default

     Subject to Sections 11.7 and 13.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequence, except a Default or Event of Default in the payment of the principal of, or any interest (including Contingent Interest, if any, and Additional Interest, if any) on any Security, or the payment of any applicable Purchase Price, Fundamental Change Purchase Price or Redemption Price, or a failure by the Company to convert any Securities in accordance with Article 7 or any Default or Event of Default in respect of any provision of this Indenture or the Securities that, under Section 13.2, cannot be modified or amended without the consent of the Holders of each outstanding Security. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 11.4 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 11.5  Control by Majority

     The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 11.5 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 11.6  Limitations on Suits

     Subject to Section 11.7, a Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities unless:

               (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 33% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the notice, request and the offer of indemnity; and

               (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

     Section 11.7  Rights of Holders to Receive Payment and to Convert

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest (including Contingent Interest, if any, and Additional Interest, if any) on any Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 7 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     Section 11.8  Collection Suit by Trustee

     If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Section 11.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 12.6.

     Section 11.9  Trustee May File Proofs of Claim

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 12.6, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 11.10 Priorities

     If the Trustee collects any money pursuant to this Article 11, it shall pay out the money in the following order:

     First, to the Trustee for amounts due under Section 12.6;

     Second, to Securityholders for amounts due and unpaid on the Securities for the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest (including Contingent Interest, if any, and Additional Interest, if any) or Make-Whole Premium, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

     Third, the balance, if any, to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 11.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

     Section 11.11 Undertaking for Costs

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 11.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 11.7, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding. This Section 11.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                                   ARTICLE 12
                                     TRUSTEE

     Section 12.1  Certain Duties and Responsibilities of Trustee

     (a) The Trustee, prior to the occurrence of an Event of Default with respect to the Securities and after the curing of all Events of Default with respect to the Securities that may have occurred, shall undertake to perform with respect to the Securities such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Securities has occurred (that has not been cured or waived), the Trustee shall exercise with respect to the Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default with respect to the Securities that may have occurred:

                    (1) the duties and obligations of the Trustee shall with
               respect to the Securities be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    (2) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Securities conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirement of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent;

               (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities at the time Outstanding (determined as provided in Section 2.8) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities, unless it shall be proved that the Trustee was negligent; and

               (iv) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

     Section 12.2  Certain Rights of Trustee

     Except as otherwise provided in Section 12.1:

     (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document (whether in original or facsimile form)


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


believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

     (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a resolution of the Company's Board of Directors or an instrument signed in the name of the Company, by one or more Officers thereof (unless other evidence in respect thereof is specifically prescribed herein);

     (c) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

     (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to the Securities (that has not been cured or waived) to exercise with respect to the Securities such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     (e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless it shall be proved that the Trustee was negligent;

     (f) Except as otherwise required by this Indenture, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the outstanding Securities (determined as provided in Section 2.8) affected thereby; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

     (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

     (h) Except with respect to Section 9.1, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 9. In addition, the Trustee shall not be deemed to have


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


knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 9.1, 11.1(1) or 11.1(2) and (ii) any Default of Event of Default of which the Trustee shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 9.2 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates, except as otherwise provided herein); and

     (i) The rights, privileges, protections, immunities and benefits given to the Trustee pursuant hereto, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

     Section 12.3  Trustee Not Responsible for Recitals or Issuance or
                   Securities

     (a) The recitals contained herein and in the Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

     (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

     (c) The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.1, or for the use or application of any moneys received by any paying agent other than the Trustee.

     Section 12.4  May Hold Securities

     The Trustee or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

     Section 12.5  Moneys Held in Trust

     Subject to the provisions of Section 11.5, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

     Section 12.6  Compensation and Reimbursement

     (a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company, and the Trustee may from time to time agree in writing,


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


for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section shall survive the discharge of this Indenture and resignation or removal of the Trustee.

     (b) The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders.

     Section 12.7  Reliance on Officer's Certificate

     Except as otherwise provided in Section 12.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

     Section 12.8  Disqualification; Conflicting Interests

     If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the TIA, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the TIA.

     Section 12.9  Corporate Trustee Required; Eligibility

     There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation or banking association organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the SEC, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus, or being a member of a bank holding company with a combined capital and surplus, of at least 50 million U.S. dollars ($50,000,000), and subject to


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


supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 12.10.

     Section 12.10  Resignation and Removal; Appointment of Successor

     (a) The Trustee or any successor hereafter appointed, may at any time resign with respect to the Securities by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Security Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the Securities by or pursuant to a Board Resolution. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee. Notwithstanding anything herein to the contrary, a resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in Section 12.11.

     (b)  In case at any time any one of the following shall occur:

               (i) the Trustee shall fail to comply with the provisions of
          Section 12.8 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

               (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 12.9 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

               (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to all Securities and appoint a successor trustee by or pursuant to a resolution of the Company's Board of Directors, or, unless the Trustee's duty to resign is stayed as provided herein, any Securityholder who has been a bona fide holder of a Security or


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


          Securities for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after such notification of removal by the Holders, the Trustee to be removed may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may, as it may deem proper prescribe or appoint a successor trustee.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 12.11.

     (e) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, and except with respect to a Trustee appointed by the Holders of a majority in principal amount of the Securities at that time outstanding pursuant to Subsection (c) of this Section, if the Company shall have delivered to the Trustee (i) a resolution of the Company's Board of Directors appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 12.11, the Trustee shall be deemed to have resigned as contemplated in Subsection (a) of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to Subsection (a) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 12.11, all as of such date, and all other provisions of this Section and Section 12.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this Subsection (e).

     (f) At any time there shall be only one Trustee with respect to the Securities.

     Section 12.11 Acceptance of Appointment By Successor

     (a) In case of the appointment hereunder of a successor trustee with respect to the Securities, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and


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


shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

     (b) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

     (c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article 12.

     (d) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Security Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

     Section 12.12 Merger, Conversion, Consolidation or Succession to Business

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 12.8 and eligible under the provisions of Section 12.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

     Section 12.13 Preferential Collection of Claims Against the Company

     The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship described in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent included therein.

     Section 12.14 Notice of Defaults

     If a Default occurs and is continuing hereunder and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the default within 45 days after it occurs. Except in the case of a default in payment of principal of or interest (including Contingent Interest, if any, and Additional Interest, if any) on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interest of the holders of such Securities.


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


                                   ARTICLE 13
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 13.1  Without Consent of Holders

     The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to, or consent of, any Securityholder:

     (a)  to cure any ambiguity, defect, omission, mistake or inconsistency;

     (b) to provide for uncertificated Securities in addition to or in place of Certificated Securities;

     (c) to provide for the assumption of the Company's obligations to Holders of Securities in the case of a share exchange, merger or consolidation or sale of all or substantially all of the Company's assets;

     (d) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect in any material respect the legal rights under this Indenture of any Securityholder;

     (e)  to add a guarantor;

     (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

     (g)  to secure the Securities;

     (h) to comply with the rules of any applicable securities depositary, including the Depositary;

     (i) to conform the text of this Indenture or the Securities to any provision of the "Description of the Notes" contained in the Offering Circular to the extent that the text of this Indenture or the Securities was intended to be a recitation of the text of such "Description of the Notes"; or

     (j) to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture.

     Section 13.2  With Consent of Holders

     The Company and the Trustee may amend or supplement the Securities or this Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to Section 11.4 and
Section 11.7, the Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in any instance by the Company with any provision of the Securities or this Indenture without notice to any Securityholder. However, notwithstanding the foregoing but subject to


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


Section 13.4, without the consent of the Holders of each Security then outstanding, an amendment, supplement or waiver may not:

     (a) change the stated maturity of the principal of or the payment date of any installment of interest (including Contingent Interest, if any, and Additional Interest, if any) on or with respect to the Securities;

     (b)  reduce the principal amount of, the Redemption Price, Purchase
Price or Fundamental Change Purchase Price of, the Make-Whole Premium or rate of interest on any Security;

     (c) reduce the amount of principal payable upon acceleration of the maturity of any Security;

     (d) change the currency of payment of principal of, the Redemption Price, Purchase Price or Fundamental Change Purchase Price of, or interest with respect to which the Securities is payable;

     (e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

     (f) modify the provisions with respect to the purchase rights of Holders as provided in Articles 4 and 5 in a manner adverse to Holders;

     (g) adversely affect the right of Holders to convert Securities other than as provided in this Indenture;

     (h) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of this Indenture; or

     (i) alter the manner of calculation or rate of accrual of interest, Contingent Interest or Additional Interest, Redemption Price, Purchase Price or Fundamental Change Purchase Price or the Make-Whole Premium on any Security or extend the time or payment of any such amount.

     It shall not be necessary for the consent of the Holders under this Section
13.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under Section 13.1 or this Section
13.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.


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


     Section 13.3  Compliance with Trust Indenture Act

     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

     Section 13.4  Revocation and Effect of Consents

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

     After an amendment, supplement or waiver becomes effective, it shall bind every applicable Securityholder.

     Section 13.5  Notation on or Exchange of Securities

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

     Section 13.6  Trustee to Sign Amendments, Etc.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 13 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 12.1, shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture.

     Section 13.7  Effect of Supplemental Indentures

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


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


                                   ARTICLE 14
                                  TAX TREATMENT

     Section 14.1  Tax Treatment

     The Company agrees, and by acceptance of a beneficial ownership interest in the Securities each Holder and each beneficial owner of the Securities shall be deemed to have agreed, for United States federal income tax purposes (1) to treat the Securities as indebtedness that is subject to Treasury Regulations
Section 1.1275-4 (the "Contingent Payment Debt Regulations") and, for purposes of the Contingent Payment Debt Regulations, to treat the cash and the fair market value of any stock beneficially received upon any conversion of the Securities as a contingent payment, (2) to accrue interest with respect to the Securities as original issue discount, according to the "noncontingent bond method" set forth in Treasury Regulations Section 1.1275-4(b), on a constant yield basis using the comparable yield of 6.50% per annum compounded semi-annually and (3) in the absence of an administrative determination or judicial ruling to the contrary, to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Debt Regulations, with respect to the Securities. A Holder may obtain the issue price, amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Securities by submitting a written request for such information to the Company, c/o INVESTOR RELATIONS, at the address set forth in Section 16.2.

     The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount for United States federal income tax purposes (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment.

     The Company acknowledges and agrees, and each Holder and any beneficial holder of a Security by its purchase thereof shall be deemed to acknowledge and agree, that (i) the comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes and (ii) the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on the Securities.

     The Company may cause to be withheld from any payment hereunder any tax withholding required by law or regulations, including, in the case of any withholding obligation arising from income that does not give rise to any cash or property from which any applicable withholding tax could be satisfied, set off against any subsequent payment of cash or property hereunder.


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


                                   ARTICLE 15
                           SATISFACTION AND DISCHARGE

     Section 15.1  Satisfaction and Discharge of the Indenture

     This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (a)  either

               (i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation; or

               (ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable whether at the Final Maturity Date or upon acceleration, or on any Redemption Date (including under arrangements satisfactory to the Trustee with respect to the delivery of the notice of redemption), or with respect to any Purchase Date or Fundamental Change Purchase Date, and the Company deposits with the Paying Agent cash, Common Stock or other consideration, as applicable hereunder, sufficient to pay on such date all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7) on such date;

     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (c) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 12.6 and, if money shall have been deposited with the Trustee pursuant to Section 15.1(a)(ii), the obligations of the Trustee under Section 15.2 shall survive such satisfaction and discharge.

     Notwithstanding anything herein to the contrary, Article 7, Article 14 and
Article 15, and Section 2.4, Section 2.6, Section 2.7, Section 2.8, Section 2.14, Section 9.1, Section 9.5 and Section 9.6 shall survive any discharge of this Indenture until such time as there are no Securities outstanding.

     Section 15.2  Repayment to the Company

     The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such cash or securities for that period commencing after the return thereof.

                                   ARTICLE 16
                                  MISCELLANEOUS

     Section 16.1  Trust Indenture Act Controls

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.

     Section 16.2  Notices

     Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

     If to the Company, to:

               UniSource Energy Corporation
               One South Church Avenue, Suite 1820
               Tucson, AZ  85701
               Attention:   Treasurer
               Fax No.:     520-884-3652

     if to the Trustee, to:

               The Bank of New York 101 Barclay Street, Floor 8W New York, NY 10286 Attention: Corporate Trust
               Administration Facsimile No.: 212-815-5707

     Such notices or communications shall be effective when received.

     The Company or the Trustee by notice to the other may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed by first-class mail, postage prepaid, or delivered by an overnight delivery service to it at its address shown on the Register.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Section 16.3  Communications by Holders with Other Holders

     Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

     Section 16.4  Certificate and Opinion as to Conditions Precedent

     (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

               (1) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

     (b) Each Officer's Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided that with respect to matters of fact an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

     Section 16.5  Record Date for Vote or Consent of Securityholders

     The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 13.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

     Section 16.6  Rules by Trustee, Paying Agent, Registrar and
                   Conversion Agent

     The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

     Section 16.7  Legal Holidays

     A "LEGAL HOLIDAY" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If an Interest Payment Record Date is a Legal Holiday, the record date shall not be affected.

     Section 16.8  Governing Law

     This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 16.9      No Adverse Interpretation of Other Agreements

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 16.10 No Recourse Against Others

     All liability described in paragraph 15 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

     Section 16.11 Successors

     All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 16.12 Multiple Counterparts

     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     Section 16.13 Separability

     In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 16.14 Calculations in Respect of the Securities

     The Company and its agents (including, without limitation, the Bid Solicitation Agent) shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification.

     Section 16.15 Table of Contents, Headings, Etc.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

                                       UNISOURCE ENERGY CORPORATION


                                       By:  /s/ Kevin P. Larson
                                            ------------------------------------
                                            Name:  Kevin P. Larson
                                            Title: Vice President, Chief
                                                   Financial Officer & Treasurer

                                       THE BANK OF NEW YORK, as Trustee


                                       By:  /s/ Joseph A. Lloret
                                            ------------------------------------
                                            Name:  Joseph A. Lloret
                                            Title: Assistant Treasurer

                                                                       EXHIBIT A


                           [FORM OF FACE OF SECURITY]

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]/1/

     [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]/2/

     [THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)

--------------------

1    This legend to be included only if the Security is a Global Security.

2    This legend to be included only if the Security is a Registered Security.

ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES WHERE REGISTRATION OR TRANSFER OF THIS SECURITY IS REQUIRED, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER THE RESALE RESTRICTION TERMINATION DATE UPON THE REQUEST OF THE HOLDER AND THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.]2

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE "ORIGINAL ISSUE DISCOUNT" AT THE COMPANY'S "COMPARABLE YIELD" FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES EACH HOLDER AND EACH BENEFICIAL OWNER OF THE SECURITIES SHALL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO TREASURY REGULATIONS SECTION 1.1275-4 (THE "CONTINGENT PAYMENT DEBT REGULATIONS") AND, FOR PURPOSES OF THE CONTINGENT PAYMENT DEBT REGULATIONS, TO TREAT THE CASH AND THE FAIR MARKET VALUE OF ANY STOCK BENEFICIALLY RECEIVED UPON ANY CONVERSION OF THE SECURITIES AS A CONTINGENT PAYMENT, (2) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITIES AS ORIGINAL ISSUE DISCOUNT, ACCORDING TO THE "NONCONTINGENT BOND METHOD" SET FORTH IN TREASURY REGULATIONS SECTION 1.1275-4(B), ON A CONSTANT YIELD BASIS USING THE COMPARABLE YIELD OF 6.50% PER ANNUM COMPOUNDED SEMI-ANNUALLY AND (3) IN THE ABSENCE OF AN ADMINISTRATIVE DETERMINATION OR JUDICIAL RULING TO THE CONTRARY, TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT PAYMENT DEBT REGULATIONS, WITH RESPECT TO THE SECURITIES. EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS SECURITY MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR THE SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: UNISOURCE

ENERGY CORPORATION, ONE SOUTH CHURCH AVENUE, SUITE 1820, TUCSON, AZ 85701,
ATTENTION: INVESTOR RELATIONS.

                          UNISOURCE ENERGY CORPORATION

                     4.50% Convertible Senior Notes due 2035

No.                                                                       CUSIP:

     UniSource Energy Corporation, an Arizona corporation (the "Company," which term shall include any successor Person under the Indenture referred to on the reverse hereof), promises to pay to , or registered assigns, the principal amount of ($__________) on March 1, 2035, and to pay interest thereon, in arrears, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or if no interest has been paid, from, and including March 1, 2005), to, but excluding, March 1 and September 1 of each year (each, an "Interest Payment Date"), beginning on September 1, 2005, at a rate of 4.50% per annum until the principal hereof is paid or made available for payment at March 1, 2035, or upon acceleration, or until such date on which this Security is converted, redeemed or purchased as provided herein. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Security is registered at the close of business on the regular record date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date (each, an "INTEREST PAYMENT RECORD DATE"); provided, however, that interest shall be paid to a Person other than the Person in whose name this Security is registered at the close of business on the Interest Payment Record Date as provided herein.

     The Company shall make Contingent Interest payments to the Holders of Securities during any six-month period from March 1 to, and including, August 31 and from September 1 to, and including, the last day of February, commencing with the six-month period beginning on March 1, 2015 (each, a "CONTINGENT INTEREST PERIOD"), if the average of the Note Prices for each of the five consecutive Trading Days ending on the third Trading Day immediately preceding the first day of the relevant Contingent Interest Period (the "AVERAGE NOTE PRICE") equals $1,200 or more. Contingent Interest, if payable, shall accrue with respect to such Contingent Interest Period at a rate per $1,000 principal amount of Securities equal to 0.35% per annum of such Average Note Price. Contingent Interest, if any, shall accrue and be payable to Holders in the same manner as regular cash interest on the Securities.

     Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

                            [Signature page follows]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
        -----------------------------------------


                                        UNISOURCE ENERGY CORPORATION


                                        By:
                                               ---------------------------------
                                               Name:
                                               Title:


     Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK
                                               as Trustee


                                        By:
                                               ---------------------------------
                                               Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                          UNISOURCE ENERGY CORPORATION

                     4.50% CONVERTIBLE SENIOR NOTES DUE 2035

     This Security is one of a duly authorized issue of 4.50% Convertible Senior Notes due 2035 (the "SECURITIES") of the Company issued under an Indenture, dated as of March 1, 2005 (the "INDENTURE"), between the Company and The Bank of New York, as trustee (the "TRUSTEE"). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.   Interest.

     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

     If this Security is redeemed pursuant to paragraph 5 of this Security, or the Holder elects to require the Company to purchase this Security pursuant to paragraph 6 of this Security, on a date that is after an Interest Payment Record Date but on or before the corresponding Interest Payment Date, interest and Additional Interest and Contingent Interest, if any, accrued and unpaid hereon to, but not including, the applicable Redemption Date, Purchase Date or Fundamental Change Purchase Date shall be paid to the same Holder to whom the Company pays the principal of this Security. Interest and Additional Interest and Contingent Interest, if any, accrued and unpaid hereon at the Final Maturity Date also shall be paid to the same Holder to whom the Company pays the principal of this Security.

     Interest and Additional Interest and Contingent Interest, if any, on Securities converted after the close of business on an Interest Payment Record Date but prior to the corresponding Interest Payment Date shall be paid, on such Interest Payment Date, to the Holder of the Securities as of the close of business on the Interest Payment Record Date but, upon conversion, the converting Holder must pay the Company an amount equal to the interest and Contingent Interest, if any, that shall be payable on such Interest Payment Date. No such payment need be made with respect to Securities converted after an Interest Payment Record Date and prior to the corresponding Interest Payment Date (1) if the Company has specified a Redemption Date that is after the close of business on an Interest Payment Record Date but prior to the corresponding Interest Payment Date or (2) any overdue interest and Contingent Interest, if any, exists at the time of conversion with respect to the Securities being converted, but only to the extent of the amount of such overdue interest and Contingent Interest, if any.

     Except as otherwise stated herein, any reference herein to interest accrued or payable as of any date shall include Contingent Interest, if any, and Additional Interest, if any, accrued or payable on such date as provided in the Indenture or the Registration Rights Agreement.

2.   Method of Payment.

     Payment of the principal of, and interest on, the Securities shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Holder must surrender this Security to a Paying Agent to collect payment of principal. Payment of interest on Certificated Securities shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, however, that Holders with Securities in an aggregate principal amount in excess of $2.0 million shall be paid, at their written election, by wire transfer of immediately available funds. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.   Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent.

     Initially, the Trustee will act as Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent, subject to the terms of the Indenture. None of the Company or any of its Affiliates may act as Bid Solicitation Agent.

4.   Indenture.

     The Securities are general unsecured senior obligations of the Company limited to $150,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

5.   Redemption at the Option of the Company.

     On or after March 5, 2010, the Company, at its option, may redeem the Securities in cash at any time, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date.

     A notice of redemption pursuant to this Section of this Security shall be mailed at least 15 days but not more than 60 days before a Redemption Date to each Holder of Securities to be redeemed at the Holder's address as such address appears in the Register. If cash sufficient to pay the Redemption Price of all Securities for which notice of redemption is given is deposited with the Paying Agent by 1:00 p.m., New York City time, on the Redemption Date, then, on and after such Redemption Date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not such Securities are delivered by their Holders to the Paying Agent, and the Holders thereof shall have no rights as such other than the right to receive the Redemption Price upon delivery of such Securities to the Paying Agent.

Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in multiples of $1,000 principal amount.

6. Purchase by the Company at the Option of the Holder or Upon a Fundamental Change.

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of any Holder, all or any portion of the Securities held by such Holder on March 1 of 2015, 2020, 2025 and 2030 in multiples of $1,000 at a purchase price in cash equal to 100% of the principal amount of those Securities, plus accrued and unpaid interest to, but not including, such Purchase Date. To exercise such right, a Holder shall deliver to the Paying Agent a Purchase Notice containing the information set forth in the Indenture, at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days prior to such Purchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, at the option of any Holder, all or any portion of the Securities held by such Holder upon a Fundamental Change in multiples of $1,000 at the Fundamental Change Purchase Price. To exercise such right, a Holder shall deliver to the Paying Agent a Fundamental Change Purchase Notice containing the information set forth in the Indenture, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

     Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities or portions thereof to be purchased with respect to a Purchase Date or Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent by 1:00 p.m., New York City time, on the Purchase Date or Fundamental Change Purchase Date, as the case may be, then, on and after such Purchase Date or Fundamental Change Purchase Date, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not such Securities are delivered by their Holders to the Paying Agent, and the Holders thereof shall have no rights as such other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon delivery of such Securities to the Paying Agent.

7.   Conversion.

     Subject to the terms and conditions of the Indenture, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 principal amount or any integral multiple of $1,000 principal amount in excess thereof) into Common Stock at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Final Maturity Date, at the Conversion Rate then in effect; provided, however, that, if such Security is called for redemption pursuant to paragraph 5, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a default in the payment of the Redemption Price, in which case the conversion right with respect to such Security shall terminate at 5:00 p.m., New York City time, on the date such default is cured and such Security is redeemed in accordance herewith; provided further, that, if a Purchase Notice or Fundamental Change Purchase Notice with respect to a Security is delivered in accordance with the Indenture, such Security shall not be convertible unless such Purchase Notice or Fundamental Change Purchase Notice is duly withdrawn in accordance with the Indenture or unless there shall be a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, in which case the conversion right with respect to such Security shall terminate at 5:00 p.m., New York City time, on the date such default is cured and such Security is purchased in accordance with the Indenture.

     The initial Conversion Rate is 26.6667 shares of Common Stock per $1,000 principal amount of Securities, which represents an initial Conversion Price of approximately $37.50 per share of Common Stock. The Conversion Rate is subject to adjustment under certain circumstances as provided in the Indenture. No fractional shares will be issued upon conversion. In lieu thereof, the Company shall deliver cash in an amount equal to the value of such fraction computed on the basis of the Applicable Stock Price on the Trading Day immediately before the Conversion Date.

     To convert a Security, a Holder must (i) if the Security is represented by a Global Security, comply with the Applicable Procedures, or (ii) if the Security is represented by a Certificated Security, (a) deliver to the Conversion Agent a duly signed and completed Conversion Notice set forth below,
(b) deliver the Security to the Conversion Agent, (c) deliver to the Conversion Agent appropriate endorsements and transfer documents if required by the Conversion Agent and (d) pay any tax or duty, if required pursuant to the Indenture. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

     The Company will furnish to any Holder, upon request and without charge, copies of the certificate of incorporation and by-laws of the Company then in effect. Any such request may be addressed to the Company or to the Registrar.

8.   Make - Whole Premium

     If a Fundamental Change occurs prior to March 5, 2010, the Company shall pay the Make-Whole Premium to Holders of the Securities who convert their Securities on a Conversion Date that falls within a period that (i) begins at the opening of business on the date (the "EFFECTIVE NOTICE DATE") the Fundamental Change Company Notice with respect to such Fundamental Change is mailed in accordance with Section 5.1(b) of the Indenture and (ii) ends at the close of business on the second Trading Day immediately preceding the Fundamental Change Purchase Date corresponding to such Fundamental Change. The Make-Whole Premium with respect to a Fundamental Change shall be paid solely in shares of the Common Stock (other than cash paid in lieu of fractional shares); provided, however, that if, in connection with such Fundamental Change, all or substantially all of the shares of Common Stock have been converted into or exchanged for cash, other securities or other property, then such Make-Whole Premium shall be paid in the same form of consideration into which all or substantially all of the shares of Common Stock have been converted or exchanged in connection with such Fundamental Change (other than cash paid in lieu of fractional interests in any security or pursuant to dissenters' rights), in accordance with the Indenture. The value of the Make-Whole Premium shall be equal to an applicable percentage of the principal amount of the Securities specified in the Indenture. The Make-Whole Premium will be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to Holders of Securities upon conversion as described in the Indenture.

9.   Denominations; Transfer; Exchange.

     The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10.  Persons Deemed Owners.

     The registered Holder of a Security may be treated as the owner of such Security for all purposes.

11.  Unclaimed Money or Securities.

     The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12.  Amendment, Supplement and Waiver.

     Subject to certain exceptions, the Securities or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and, subject to certain exceptions, an existing Default or Event of Default with respect to the Securities and its consequences or compliance with any provision of the Securities or the Indenture may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to the terms of the Indenture, without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect, omission, mistake or inconsistency or make any change that does not adversely affect in any material respect the legal rights under the Indenture of any Holder.

13.  Defaults and Remedies.

     If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of all the Securities then outstanding plus accrued and unpaid interest may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of the Securities plus accrued and unpaid interest shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all to the extent provided in the Indenture.

14.  Trustee Dealings with the Company.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

15.  No Recourse Against Others.

     No recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby or hereby, shall be had against any incorporator, as such, or against any past, present or future employee, stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities.

16.  Authentication.

     This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

17.  Abbreviations.

     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

18.  Indenture to Control; Governing Law.

     To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

19.  Copies of Indenture.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: UniSource Energy Corporation, One South Church Avenue, Suite 1820, Tucson, AZ 85701, Fax no.:
520-884-3652, Attention: Treasurer.

[20. Registration Rights.

         The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of March 1, 2005, between the Company and the Initial Purchasers, including, in certain circumstances, the receipt of Additional Interest upon a registration default (as defined in such agreement).]/3/

--------------------

3    This Section to be included only if the Security is a Restricted Security.

                      SCHEDULE OF EXCHANGES OF SECURITIES/4/

     The following exchanges, redemptions, purchases or conversions of a part of this Global Security have been made:



                                                                                           PRINCIPAL AMOUNT OF
                     AUTHORIZED SIGNATORY        DECREASE IN            INCREASE IN       THIS GLOBAL SECURITY
DATE OF DECREASE         OF SECURITIES       PRINCIPAL AMOUNT OF    PRINCIPAL AMOUNT OF      FOLLOWING SUCH
   OR INCREASE             CUSTODIAN        THIS GLOBAL SECURITY   THIS GLOBAL SECURITY   DECREASE OR INCREASE

--------------------------------------------------------------------------------------------------------------



--------------------

4    This schedule to be included only if the Security is a Global Security.

                                ASSIGNMENT FORM/5/

     To assign this Security, fill in the form below:

     I or we assign and transfer this Security to


--------------------------------------------------------------------------------
                   (Insert assignee's soc. sec. or tax ID no.)


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint the agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


                                        Your Signature:

Date:
     -------------------------------    ----------------------------------------
                                        (Sign exactly as your name appears on
                                        the other side of this Security)


Signature Guaranteed


------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

By:
     -------------------------------
     Authorized Signatory


--------------------

5 This Form and the following Forms to be included only if the Security is a Certificated Security.

                            FORM OF CONVERSION NOTICE

     To convert this Security into shares of Common Stock of the Company and cash for fractional shares, check the box |_|

     To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or a multiple of $1,000):

      If you want the stock certificate made out in another person's name, fill in the form below:


--------------------------------------------------------------------------------
                   (Insert assignee's soc. sec. or tax ID no.)


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


     The undersigned (the "Applicant") hereby makes application for the issuance of record to the name of the Applicant of shares of Common Stock.


Date:
     -------------------------------

Your Signature:
               -----------------------------------------------------------------
               (Sign exactly as your name appears on the other side
                of this Security)


Signature Guaranteed



Participant in a Recognized Signature
Guarantee Medallion Program

By:
    -------------------------------
    Authorized Signatory

                             FORM OF PURCHASE NOTICE

The Bank of New York
101 Barclay Street, Floor 8W
New York, NY  10286
Attention:  Corporate Trust Division,
            Corporate Finance Unit

Re:  UniSource Energy Corporation (the "Company")
     4.50% Convertible Senior Notes due 2035
     --------------------------------------------

     This is a Purchase Notice as defined in Section 4.1(c) of the Indenture, dated as of March 1, 2005 (the "Indenture"), between the Company and The Bank of New York as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Article 4 of the Indenture (in multiples of $1,000):

$

     I hereby agree that the Securities will be purchased on the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in the Indenture.

                                        Signed:
                                               ---------------------------------

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

The Bank of New York
101 Barclay Street, Floor 8W
New York, NY  10286
Attention:  Corporate Trust Division,
            Corporate Finance Unit

Re:  UniSource Energy Corporation (the "Company")
     4.50% Convertible Senior Notes due 2035
     --------------------------------------------

     This is a Fundamental Change Purchase Notice as defined in Section 5.1(c) of the Indenture, dated as of March 1, 2005 (the "Indenture"), between the Company and The Bank of New York, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

     I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Article 5 of the Indenture (in multiples of $1,000):

$

     I hereby agree that the Securities will be purchased on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in the Indenture.

                                        Signed:
                                               ---------------------------------

                                                                       EXHIBIT B


                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
               REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES/6/

Re:  4.50% Convertible Senior Notes due 2035
     (the "Securities") of UniSource Energy Corporation

     This certificate relates to $       principal amount of Securities owned in
(check applicable box):

|_|  book-entry or        |_| definitive form by            (the "Transferor").

     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities. In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture, dated as of March 1, 2005, between UniSource Energy Corporation and The Bank of New York, as trustee (the "Indenture"), and either the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

|_| Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

|_| Such Security is being acquired for the Transferor's own account, without transfer.

|_| Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

|_| Such Security is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) to whom notice has been given that the transfer is being made in reliance on such Rule 144A, in reliance on Rule 144A.

|_| Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

|_| Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

--------------------

6 This certificate to be included only if the Security is a Restricted Security.

|_| Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above).

     The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security that is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can be made only (x) pursuant to Rule 144A under the Securities Act to a transferee that the transferor reasonably believes is a "qualified institutional buyer," as defined in Rule 144A, or (y) pursuant to Regulation S under the Securities Act.


Date:
     -----------------------------------


                                        ----------------------------------------
                                        Signature(s) of Transferor


(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed


----------------------------------------
Participant in a Recognized Signature
     Guarantee Medallion Program



By:
   -------------------------------------
   Authorized Signatory

     IN WITNESS WHEREOF,

                                        [---------------------------]


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: